EXHIBIT 10.89
                        CONFIDENTIAL TREATMENT REQUESTED

                       DEVELOPMENT AND MARKETING AGREEMENT


         THIS AGREEMENT, is made as of the Effective Date (as defined below), by and between APOTHECON, INC., a Delaware corporation, with offices at 777 Scudders Mill Road, Plainsboro, New Jersey 08536, USA, (hereinafter referred to as "APOTHECON") and GENTA JAGO TECHNOLOGIES BV, a Dutch company, having offices at Grundstrasse 12, 6343 Rotkreuz, Switzerland (hereinafter referred to as "GJT").

                                    RECITALS

         WHEREAS,   GJT  has  the   expertise   and  skill   needed  to  develop
pharmaceutical preparations in * formulation of * (hereinafter, as more fully defined below, referred to as the "Product"); and

         WHEREAS, GJT (i) is the exclusive licensee of Jagotec AG, a Swiss corporation, of certain patent rights covering the GEOMATRIX formulation of the Product and (ii) is in possession of certain know-how and technology regarding the development, production and analytical methods of the Product (hereinafter, as more fully defined below, referred to as "Know-how"); and

         WHEREAS, APOTHECON is interested in developing, manufacturing, and marketing the Product throughout the world and receiving an exclusive license under the relevant GEOMATRIX patent rights and Know- how for such purpose, and GJT is willing to grant such exclusive license to APOTHECON; and

         WHEREAS, all licenses and rights to make, have made, use and sell the Product have been granted pursuant to a license agreement of even date herewith between GJT and APOTHECON (said license agreement, as the same may be extended, supplemented or changed hereafter, referred to hereinafter as the "* License Agreement"); and

         WHEREAS, the parties desire to provide herein for the development of the Product, all upon the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the above premises and the mutual promises and covenants set forth herein, the parties agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

         The following terms as used in this Agreement shall have the meanings set forth in this Article 1:

         * that (i) where marketed within the United States, is classified by FDA as an * under the Federal Food, Drug and Cosmetic Act, as amended, and (ii) where marketed outside the United States, is classified, marketed and/or designated as a *.

         "Adverse Drug Reaction (ADR)" shall have the meaning ascribed to such term under applicable law, but in any event shall include any reaction, side effect or other undesirable event (such as side effects, injuries, toxicity or sensitivity reaction, or any unexpected incidence and the severity thereof) that is associated with the use of the Product in humans, whether or not the event is considered drug related, including, but not limited to, the following: an adverse event occurring in the course of the use of the Product in professional practice, including use in clinical studies; drug overdose, whether accidental or intentional; an adverse event occurring from drug abuse; an adverse event occurring from drug withdrawal; any significant failure of expected pharmacological or biological actions;


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*    Confidential treatment requested. The redacted material has been separately filed with the Commission.


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and any adverse event  associated with the clinical use,  study,  investigation, testing and marketing of the Product or any other product (to the extent such adverse event pertains to the use or incorporation of the GEOMATRIX Technology in such product). In addition, when an ADR is herein referred to as "serious", it shall have the meaning ascribed to such term under applicable law, but in any event shall include one or more of the following: death; admission to a hospital or prolongation of a hospital stay; permanent or substantially disabling condition; life- threatening condition; overdose; congenital anomaly; or cancer. Also, when an ADR is herein referred to as "unexpected", it shall have the meaning ascribed to such term under applicable law, but in any event shall include (x) for a non-marketed product, an experience that is not identified in
nature,   severity  or   frequency  in  the  current   clinical   investigator's
confidential information brochure, and (y) for a marketed product, an experience which is not listed in the current labeling for such product, and includes an event that may be symptomatically and pathophysiologically related to an event listed in the labeling but differs from the event because of increased frequency or greater severity or specificity.

         "Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. A Person shall be regarded as in control of another Person if it/he/she owns, or directly or indirectly controls, fifty percent (50%) or more of the voting stock or other ownership interest of the other Person, or if it/he/she directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other Person by any means whatsoever. For example, Jagotec and Jago Pharma AG are Affiliates of GJT.

         "Developmental Program" shall mean a development program in which the different activities to be performed by GJT and APOTHECON shall be listed (together with a respective time schedule for the development of the Product to be carried out by GJT and/or APOTHECON), as the case may be, according to such "Project Addendum" (and as amended or supplemented by mutual written agreement from time to time hereafter), with the initial Project Addendum attached as
Exhibit 1.1(i) hereto.

         "Effective Date" means the date when this Agreement is executed and delivered by the parties hereto, and (i) APOTHECON shall have received duly executed originals of all Waivers and Consents required under Section 3.6 hereof, (ii) all opinions of counsel contemplated by section 3.7 hereof have been received by APOTHECON, and (iii) Jagotec and Jago Pharma shall have duly executed the acknowledgment on the signature page of this Agreement.

         "...exclusive...."  means,  with  respect  to the grant of a license or sublicense, or to the appointment of a distributor, a license, sublicense, or appointment whereby the licensee's, sublicensee's or appointee's rights are sole and entire, and operate to exclude all others, including the licensor, sublicensor and appointor, as the case may be, and may be exercised by the licensee or sublicensee itself or through one or more of its Affiliates. An exclusive licensee (and permitted sublicensees) may sell and distribute Products through agents and distributors under exclusive or nonexclusive arrangements in any country in the Territory. ". . . semi-exclusive. . . .", with respect to the grant of a license or sublicense, or to the appointment of a distributor, shall be interpreted in the same manner as the preceding sentence, except that the licensor, sublicensor or appointor, as the case may be, may also use the licensed, sublicensed or appointed rights itself or through one or more of its Affiliates.

         "FDA" shall mean the United States Food and Drug Administration, or any
successor   agency  having   regulatory   jurisdiction   over  the  manufacture,
distribution and sale of drugs in the United States.

         "First Commercial Sale" shall mean, with respect to any Product, the first sale for use or consumption by the general public of such Product in a particular country in the Territory after the required marketing approval and pricing approval, if any, has been granted by the governing health authority of such country.

         "GEOMATRIX Agreements" means the GEOMATRIX License Agreement, the GEOMATRIX License Agreement, the GEOMATRIX Supply Agreement, and the GEOMATRIX Research and Development Agreement (each, individually, a "GEOMATRIX Agreement").


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         "GEOMATRIX License Agreement" shall mean the Restated GEOMATRIX License
Agreement dated as of May 12, 1995 between GJT and Jagotec.

         "GEOMATRIX Manufacturing License Agreement" shall mean the Restated GEOMATRIX Manufacturing License Agreement dated as of May 12, 1995 between GJT and Jagotec.

         "GEOMATRIX Research and Development Agreement" means the Restated GEOMATRIX Research and Development Agreement dated as of May 12, 1995 by and among GJT, Jago Pharma AG, as Swiss corporation, Genta Incorporated, a Delaware corporation, and Genta Jago Delaware, L.L.C., a Delaware limited liability company.

         "GEOMATRIX Supply Agreement" means the Restated GEOMATRIX Supply Agreement dated as of May 12, 1995 by and among GJT and Jago Pharma AG, as Swiss corporation.

         "GEOMATRIX Technology" means all oral controlled-release drug delivery and related technology which utilizes a hydrophilic drug-containing matrix * which controls the release of the drug through the use of one or more barrier layers, together with all improvements thereon and thereto, all to the extent and only to the extent that GJT now has or hereafter will have the right to grant licenses, immunities or other rights thereunder.

         "Gross Margin" shall have the meaning  ascribed to such term in Section
7.2.2 of the * License Agreement.

         "Jagotec" means Jagotec AG, a Swiss corporation, having a place of business at Seestrasse 47, CH-6052 Hergiswil, Switzerland.

         "Jago Pharma" means Jago Pharma AG, a Swiss corporation, having a place of business at Eptingerstrasse 51, CH-4132 Muttenz, Switzerland.

         "* License Agreement" means the agreement referred to in the recitals above.

         "Know-how" means all information and data, which is not generally known, including, but not limited to, formulae, procedures, protocols, techniques, preclinical and clinical developmental and technical data, and results of experimentation and testing, which (a)(i) relate to the GEOMATRIX Technology or the Product, or the manufacture or use of same, or (ii) are necessary or useful to develop, make, use, sell or seek regulatory approval in a country in the Territory to make, use or sell the Product, and (b) are developed or acquired by or are under the control of a party to this Agreement.

         "Manufacturing Cost" shall mean the cost to APOTHECON and its Affiliates of * by APOTHECON or such Affiliates in the manufacture of all products produced in the facility or facilities in which the Product is manufactured. If the Product is manufactured in whole or in part by an unAffiliated Third Party, the costs to be taken into account shall be the amount paid to such Third Party plus any of the aforementioned costs that are incurred in completing the manufacture and delivery of the Product.

         "Net Sales" shall mean the applicable quantity of Product times "Net Sales Price." It shall be determined at the point of sale from APOTHECON (or from such of its Affiliates to whom APOTHECON may sell such Product) to a Person not Affiliated with APOTHECON.

         "Net Sales Price" of Product shall mean the invoiced sales price of the Product billed to independent customers of APOTHECON who are not its Affiliates, less (to the extent incurred and absorbed by APOTHECON or its Affiliates): (a) credits, allowances, discounts and rebates to, and chargebacks from the account of, such


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*    Confidential treatment requested. The redacted material has been separately filed with the Commission.


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independent  customers  for spoiled,  damaged,  out-dated,  rejected or returned
Product; (b) actual freight and insurance costs in transporting the Product in final form to such customers; (c) cash, quantity and trade discounts, rebates, and other price adjustments or price reduction programs; (d) sales, use, value-added and other direct taxes, or any other governmental charge imposed upon the production, importation, use or sale of the Product; (e) customs duties, surcharges and other governmental charges in connection with the exportation or importation of the Product in final form; and (f) invoiced amounts with respect to the Product which are first outstanding and unpaid for * days or more during the applicable reporting period, less such invoiced amounts outstanding and unpaid for * days or more which are received or recovered during such reporting period; provided that such amounts under (f) shall not exceed * of APOTHECON during the term hereof. Notwithstanding the foregoing, if any Product is sold under * arrangements, then, prior to the First Commercial Sale of such Product and thereafter promptly following the end of each calendar year, APOTHECON and GJT shall * the "Net Sales Price" for sales of such Product under such * arrangements. Such formula shall be based on such factors as the parties
* and shall appropriately and equitably allocate a sales price to Product sold under such * arrangements.

         "Patent Rights" shall mean(a) all patent applications heretofore or hereafter filed or having legal force in any country in the Territory owned by or licensed to GJT or its Affiliates or to which GJT or its Affiliates otherwise acquires rights, which claim the GEOMATRIX Technology or the Product, or the process of manufacture or use of the GEOMATRIX Technology or the Product, together with any and all patents that have issued or in the future issue therefrom, including utility, model and design patents and certificates of invention, including but not limited to those patent applications and patents listed on Exhibit 1.1 (ii) hereto, and (b) all divisionals, continuations, continuations-in-part, reissues, renewals, extensions, substitutions, confirmations or additions to any such patents and patent applications; all to the extent and only to the extent that GJI now has or hereafter will have the right to grant licenses, immunities or other rights thereunder.

         "Person" shall mean an individual, corporation, partnership, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority, or any other form of entity not specifically listed herein.

         "Product" shall mean a pharmaceutical composition containing * (including all commonly used and known salts and acids thereof) which is *, and which incorporates, is based on and is derived by use of the GEOMATRIX Technology.

         "Region I" shall mean all countries located *, and their respective territories and possessions.

         "Region  II'  shall  mean  all   countries  *,  and  their   respective
territories and possessions.

         "Region III" shall mean *, and their respective territories and possessions.

         "Region  IV" shall  mean all other  countries  of the world  other than
those  located  in  Regions  I-III,   and  their   respective   territories  and
possessions.

         "Registration" shall mean any form and type of registration, application, permit, license, authorization, approval, presentation or notification being requested by any competent authorities, government or body in a given country for the manufacturing, production, marketing, advertising, distribution, sale, trade, import, export or use of the Products of such authority, government or body, and shall include all acts, steps, applications, presentations, statements or other things which are necessary or useful to obtain the foregoing.


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*    Confidential treatment requested. The redacted material has been separately
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         "Research and  Development  Costs" shall mean (a) the  following  costs reasonably incurred by GJT relating to its development and Registration responsibilities hereunder for the Product: raw materials, energy, direct labor (salary and benefits) and reasonable allocable direct (but not indirect) overhead charges relating to the development and Registration of the Product, plus (b) reasonable out-of-pocket or other expenses paid or accrued by GJT to any Subcontractee performing any portion of such development and Registration, provided that expenses paid to an Affiliate Subcontractee under this clause (b) shall not exceed the amounts required to be paid under the GEOMATRIX Research and Development Agreement. All such costs shall be determined and allocated in accordance with generally accepted accounting principles, consistently applied.

         "Royalty Term" shall mean, with respect to each Product in a given country in the Territory in which the Product is sold by or through APOTHECON, the term for which a Valid Patent Claim remains in effect, and which would be infringed by the manufacture, use or sale of the Product in such country but for the license rights granted to APOTHECON under this Agreement.

         "Scale-Up" shall mean, with respect to the Product and a designated Manufacturing facility, the process of developing a reliable and practical method of manufacturing the Product in such designated manufacturing facility to effectuate the orderly transition from laboratory production of the Product to routine full-scale production of the Product in such designated facility in quantities necessary for commercial sale. Without limitation, Scale-Up includes
(a) installation, evaluation and validation of the necessary equipment, (b) establishment, evaluation, validation and finalization of the necessary production and process controls, (c) demonstration of the ability to produce a batch size of * of the proposed commercial production batch for the Product at such facility, (d) demonstration of compliance with all other applicable laws, regulations and good manufacturing practices, (e) production of GMP bio-batches for pivotal clinical trials, and (f) transposition to routine full scale production.

         "Specifications"  of the  Product  shall have the  meaning set forth in
Section 4.2 hereof.

         "Subcontractee" shall have the meaning ascribed to such term in Article 14 hereof.

         "Territory" shall mean *.

         "Third Party" means any Person other than GJT or APOTHECON, except as otherwise specifically indicated.

         "Valid Patent Claim" shall mean a claim of an issued and unexpired patent included within the Patent Rights (or a claim under a patent application within the Patent Rights that is being diligently prosecuted by GJT or its Affiliates), which has not been held permanently revoked, or declared unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappeased within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise (other than as required by applicable law to initiate the reissue of a patent).

         "Validated Manufacturing Scale-Up" shall mean, with respect to the Product and a designated Manufacturing facility, a reliable and practical method of manufacturing the Product in such designated manufacturing facility for routine full-scale production of the Product in such designated facility in quantities necessary for commercial sale. Without limitation, Validated Manufacturing Scale-Up includes (a) installation, evaluation and validation of the necessary equipment, (b) establishment, evaluation, validation and finalization of the necessary production and process controls, (c) successful demonstration and validation of the ability to produce GMP batch sizes equal to one hundred percent (100%) of the proposed commercial production batch for the Product at such facility, (d) demonstration of compliance with all other applicable laws, regulations and good manufacturing practices, and (e) transposition to routine full scale production.


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*    Confidential treatment requested. The redacted material has been separately filed with the Commission.


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                                    ARTICLE 2
                               OWNERSHIP OF RIGHTS

         2.1      Ownership of Rights. [Intentionally omitted.]

         2.2 No Taking Subject To. Except as may be expressly set forth in this Agreement, any sublicense or other rights granted APOTHECON hereunder are not subject to the terms and conditions of the GEOMATRIX License Agreement, the GEOMATRIX Manufacturing License Agreement, the GEOMATRIX Supply Agreement or the GEOMATRIX Research and Development Agreement, and APOTHECON shall not be bound by any obligations or undertakings of GJT under any of the aforesaid agreements.

         2.3 Enforcement of GEOMATRIX Agreements. GJT covenants and agrees to comply with its duties and obligations under the GEOMATRIX License Agreement, the GEOMATRIX Manufacturing License Agreement, the GEOMATRIX Supply Agreement, and the GEOMATRIX Research and Development Agreement (collectively, the "GEOMATRIX Agreements"), and to use best efforts to enforce its rights and privileges under each such GEOMATRIX Agreement so as not to diminish or adversely affect in any material respect the rights and privileges available to APOTHECON under this Agreement. GJT agrees not to terminate any such GEOMATRIX Agreement or waive in any material respect any rights or privileges available to it under any such GEOMATRIX Agreement which would have the effect of diminishing or adversely affecting in any material respect the rights and privileges available to APOTHECON hereunder or which would have the effect of diminishing or adversely affecting in any material respect GJT's agreements or obligations hereunder, without the prior written consent of APOTHECON.


                                    ARTICLE 3
              GRANT OF LICENSE; BACK-UP SUPPLY; CONSENT AND WAIVER

         3.1      Grant of License. [Intentionally omitted].

         3.2      Manufacture and Supply of Product.

         3.2.1 Subject to the terms of this Agreement,  and where referenced the
         * License Agreement, APOTHECON will arrange, through itself and/or its Affiliate(s) and/or a Third Party, to manufacture and supply the Product needed for GJT to conduct all testing and other activities contemplated by or through it under the Development Program (and section 4.6 hereof) or needed to register the Product in a given country. APOTHECON will also be responsible for arranging and coordinating, either through itself or its Affiliates or through a Third Party, for the supply of the Product as will be used for all other commercial purposes, and for procuring and supplying the raw material to make the Product (other than raw material previously purchased by GJT for the Development Program).

         3.2.2.1 GJT shall remain solely responsible to APOTHECON (whether or not delegated by GJT) for all matters relating to GJT's responsibilities hereunder, including without limitation the following matters: bioequivalence and clinical testing; transfer and training in the use of the GEOMATRIX Technology by APOTHECON, its Affiliates, and any contract or back-up supply manufacturer selected by APOTHECON; and prompt and complete training and consulting assistance in the use of the GEOMATRIX Technology so that APOTHECON may, through itself and/or its Affiliates or a Third Party, initiate and complete Scale-Up (including Validated Manufacturing Scale-Up) on a timely basis.

         3.2.2.2 As soon as reasonably practicable after the date of the Agreement, and from time to time thereafter during the term hereof as additional information becomes available, GJT shall provide, and/or shall cause its Affiliates to provide, to APOTHECON (and any contract and/or back-up supply manufacturer(s) designated by APOTHECON in accordance with this Agreement and, where referenced, the * License Agreement) with all Know-How, information regarding the Patent Rights, technical assistance and such other


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*    Confidential treatment requested. The redacted material has been separately filed with the Commission.


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                   cooperation  as may be reasonably  requested by APOTHECON and is available from GJT from time to time hereunder to enable APOTHECON (and any such contract and/or back-up supply
                   manufacturer(s)   designated  by  APOTHECON)  to  obtain  all
                   regulatory   approvals   required  (i)  to  effect   Scale-Up
                   (including  Validated   Manufacturing   Scale-Up),   (ii)  to
                   qualify, file and obtain registration as a manufacturer and supplier (or back-up supplier, as the case may be) of the Product, and (iii) to make and/or have made Products in accordance with the terms of this Agreement and applicable regulatory filings therefor. Additionally, GJT shall make its and/or its Affiliates' employees and consultants available for consultation, at such time and place as APOTHECON (and any such contract and/or back-up supply manufacturer(s) designated by APOTHECON) reasonably requests, regarding the scale-up and manufacture of Products. Technical assistance supplied by GJT and/or its Affiliates for such purposes shall be without additional charge for such services to APOTHECON (and any such contract and/or back-up supply manufacturer designated by APOTHECON), except to the extent reimbursement for such charge is already included within the budgets pursuant to section 4.6 hereof, and provided that APOTHECON will reimburse GJT and/or its Affiliates for any reasonable * incurred by GJT or its Affiliates in connection therewith not covered by such budgets and for any other reasonable * (including *) needed to train an entity (other than APOTHECON and one unAffiliated Third Party selected by APOTHECON as a contract or back-up supplier) in the use of the GEOMATRIX technology.

         3.3      Other Suppliers. [Intentionally omitted.]

         3.4      Initiation of Back-up Supply. [Intentionally omitted.]

         3.5      Sublicenses to Certain Third Parties. [Intentionally omitted].

         3.6 Consent and Waiver Agreements. As a material inducement to APOTHECON's willingness to enter into this Agreement, GJT will cause, contemporaneously with the execution and delivery of this Agreement, each of the Consent and Waiver Agreements in the form attached as Exhibits 3.6(i)-(iv) hereto to be executed and delivered to APOTHECON.

         3.7 Opinions of Counsel. Contemporaneously with the execution and delivery of this Agreement, GJT will deliver opinions of counsel to itself, Jagotec and Jago Pharma AG, and an opinion of counsel to Genta Incorporated, in form and substance satisfactory to APOTHECON.

                                    ARTICLE 4
                               PRODUCT DEVELOPMENT

         4.1 Information Exchange. Promptly following the Effective Date and thereafter as it becomes available during the term of this Agreement, each party agrees, subject to conflicting third party rights, to promptly furnish the other in writing all technical information and pre-clinical and clinical data developed or acquired relating to the Product that comes into the control or possession of a party, including all information in the nature of improvements or modifications to the aforesaid and all toxicological, analytical, chemical data, and the like, provided, that the foregoing shall not be construed as covering, or requiring APOTHECON to disclose, any manufacturing know-how or trade secrets (including but not limited to procedures, techniques, and processes) of APOTHECON, its Affiliates or its contract suppliers. All such information exchanged shall be treated as Confidential Information of the disclosing party.

         4.2 Product Specifications. The parties agree to target, and acknowledge that the costs of Product development set forth in section 4.6 below contemplate, the development of the Product *. The parties may in their discretion determine hereafter to pursue different or additional strengths for the Product, in which event the parties will negotiate mutually acceptable terms


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                                       -7-
and conditions for the development and marketing of same, with such terms to be similar, where practicable, to the terms and conditions contained herein, it being further understood that APOTHECON will fund the costs to develop and register any such additional strengths.

         The dosage strength, formulation, quality and other specifications ("Specifications") of the furnished Product shall depend in relevant part on the following items:

         i) Conformity to current USP monograph(s) for all pertinent inactive and active ingredients;

         ii) election of dosage strength and formulation (the parties agreeing initially to target *, and to determine hereafter (based upon estimates of the cost of development thereof) whether also to pursue development of *); and

         iii)     GMP-related   specifications   resulting  from  GJT's  Product
                  validation.

         The parties shall jointly agree upon and memorialize in writing the Specifications for the Product at the earliest practicable time; the initial
Specifications are attached as Exhibit 4.2 hereto. Hereafter, changes or supplements to the Specifications may be made only by mutual written agreement.

         4.3 APOTHECON Product Development Duties. Subject to section 6.2 of the
* License Agreement, APOTHECON will, at its expense, use commercially reasonable efforts to prepare or have prepared (by itself or through an Affiliate) the necessary documentation, and shall take or have taken all necessary actions, to obtain and maintain all Registrations (e.g., the ANDA in the United States) in its name for the marketing of the Product during the term of this Agreement in those countries in the Territory in which, and for so long as, APOTHECON in its discretion considers it commercially feasible to do so. APOTHECON shall use commercially reasonable efforts to complete such Registrations in its own name (or in the name of an Affiliate, if APOTHECON believes that such Registration would be better effected by an Affiliate in such country) as quickly as commercially feasible. GJT will have the right to review and comment on all such regulatory applications and other submissions prior to filing, and APOTHECON (or such Affiliate) will give due consideration to any reasonable requests of GJT. APOTHECON shall inform GJT promptly in writing on any unforseen material problems, delays or requirements in connection with such Registrations. APOTHECON (or such Affiliate) shall maintain such Registrations for the Product in each country in the Territory in which the Product is sold during the term of this Agreement, or such portion thereof as APOTHECON (or an Affiliate) is selling the Product in such country, and thereafter for such period as required by applicable law or regulation. APOTHECON (or such Affiliate) will be responsible for all costs incurred by it in connection with filing and maintaining such Registrations.

         GJT shall, or shall cause its Affiliates, Subcontractees and licensors of the GEOMATRIX Technology to, provide such advice and technical assistance as APOTHECON (or its Affiliates) may reasonably request in order to prepare, obtain and maintain such Registrations. APOTHECON (and any pertinent Affiliate) will have the right to review, copy, access, cross-reference and use all development, manufacturing and testing information obtained or developed by any of them as APOTHECON (or such Affiliate) reasonably considers necessary to obtain such Registrations. All material provided by GJT toward that end will be held in confidence (subject to regulatory and filing requirements) under Article 10 hereof.

         APOTHECON shall be responsible for all costs incurred by it in connection with such Registrations. GJT shall be responsible for any costs incurred by it in connection with assisting APOTHECON to obtain and maintain same, to the extent not subsumed within the payments contemplated by section 4.6 hereof.

         4.4      GJT Product Development Duties.  Subject to Article 4.7:

         4.4.1 GJT will use commercially reasonable efforts to conduct or have conducted such research, formulation, development, testing, and preclinical and human clinical trials and bioequivalence testing as are necessary or desirable to obtain all required Registrations for the Product in those countries in the Territory selected for commercialization by APOTHECON, in accordance with the terms of this Agreement


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                                       -8-
         and the Development Program. GJT shall conduct or have conducted such activities in a diligent and efficient manner and in compliance in all material respects with all applicable governmental and legal requirements, all applicable good laboratory and clinical practices, and all applicable standards of practice established by applicable regulatory authorities. GJT shall allocate all necessary resources, including without limitation facilities, equipment, time and use of personnel with sufficient skills and experience, to perform and accomplish its development obligations hereunder.

         4.4.2 GJT will use commercially reasonable efforts to complete all bioequivalence testing and all pivotal clinical studies, and to assist APOTHECON in completing and demonstrating Validated Manufacturing Scale-Up, for the Product by *.

         4.5 Development and Registration Reports. In addition to such other informal reports and meetings as the parties may mutually agree to conduct, each party shall inform the other of all material activities and results regarding its development and Registration of the Product, as follows:

         4.5.1 Within * during the term of the Agreement (or more frequently as APOTHECON may request), GJT shall prepare and deliver to APOTHECON a written summary report which shall describe, with respect to each Product, the status of such research, development, and clinical trials and such Registrations. Not less than * to the commencement of any human clinical trials of the Product, GJT shall provide APOTHECON with a reasonably detailed written report summarizing such proposed human clinical trials.

         4.5.2 Not less than * to the filing or submission by APOTHECON of any regulatory filing or submission to an applicable regulatory authority regarding Registration to market the Product, APOTHECON shall provide GJT with a reasonably detailed written report summarizing such proposed regulatory filing or submission.

         4.5.3 Each party shall provide the other with prompt notice of all regulatory filings and submissions to, and all responses and approvals obtained from, regulatory authorities regarding any Registration sought by a Party for the Product. Upon written request by the other party, a copy of any filing and submission made by a party to a regulatory authority, as well as the regulatory authority's written response thereto, shall be provided to the requesting party.

         4.6      Development Cost Funding.  Subject to section 4.7:

         4.6.1 * shall be responsible for * incurred by *, after July 1, 1995, in the formulation, development and testing of the Product in the Territory, * as provided below. GJT will be responsible for all research and development costs in excess of such amounts that may be incurred by it or its Subcontractees in connection therewith, other than * associated with the conduct of pivotal clinical trials for which
         * shall be responsible. GJT has estimated, based upon currently available information and in recognition of incomplete regulatory guidance available at this time, that its external costs associated with the conduct of such pivotal clinical studies will be in the range of *, it being further understood that if actual costs are different (including materially different) from such estimate, GJT shall not be considered to have breached this Agreement by reason of such difference, unless GJT's estimate was made in bad faith.

         GJT's reasonable and actual Research and Development Costs will be reimbursed by APOTHECON subject to section 4.6.2 and pursuant to the following budget and milestones, as follows:


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

         GJT will provide * to APOTHECON of actual Research and Development Costs expended by GJT under the budget for each milestone established below. When an advance against the full budget for a milestone has been fully expended, APOTHECON will thereafter reimburse GJT for its reasonable and actual Research and Development Costs incurred under such milestone, up to the total amount budgeted for such milestone, pursuant to such * submitted by GJT; provided, however, that any individual charges * can be submitted for reimbursement by GJT separately from the *, APOTHECON will pay same, to the extent not contested by it in good faith, within thirty (30) days thereafter.

         Upon conclusion of each milestone, GJT will submit a detailed reconciliation of actual Research and Development Costs incurred by it under such milestone against budget. Any * by APOTHECON will be * payments to be made under the succeeding milestone (and against outside clinical expenses * by it); any excess actual Research and Development Costs reasonably incurred by * may be * by it against any favorable budget variance arising under a succeeding milestone or will be reimbursed by APOTHECON following conclusion of the work under all milestones against an * reserved by * for same. Should the payments made by APOTHECON in the aggregate following conclusion of the work under all milestones exceed the actual direct costs reasonably incurred by GJT, the difference will be repaid to APOTHECON within 30 days following ANDA approval.

     The budget and payment milestones are as follows:

         4.6.1.1 Contract signing/Feasibility Studies. (This includes formulation development, analytical methods development, and * product *). The budget for this milestone is * which will be paid upon contract signing.

         4.6.1.2 Initiation of Scale-Up Activities. (This includes raw materials previously purchased by *, * Scale-Up activities, and analytical methods validation). The budget for this milestone is * of which will be paid upon initiation of work for scaling up the manufacturing processes and analytical methods validation for production of the bio-batch, and the balance to be paid as provided above in this section 4.6.1.

         4.6.1.3 Bio-batch manufacturing. (This includes transfer of methods and GEOMATRIX technology. Actual manufacturing and raw materials purchase will be handled directly by *, other than raw materials purchase for * which have previously been purchased by * and will paid for separately by * pursuant to section 4.6.1.2). The budget for this milestone is * of which will be paid upon initiation of work for manufacture of the bio-batch, and the balance to be paid as provided above in this section 4.6.1.

         4.6.1.4 Clinical studies and laboratory trials. (This includes preparation, initiation and completion of all clinical trials, compilation of data for * section, and stability testing). The budget for this milestone * exclusive of GJT's external costs to Third Parties associated with the conduct of such pivotal clinical studies. * will be paid upon initiation of work for the commencement and completion of the pivotal clinical trials, and the balance to be paid as provided above in this section 4.6.1.


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

                  4.6.1.4.1 External Clinical Development Costs. GJT will structure and present for APOTHECON's approval (not to be unreasonably withheld) the clinical program (including protocols and selection of Third Parties serving as CROs or otherwise providing clinical services) required for Product testing and approval, as well as the budget therefor (including all amounts to be paid to such Third Parties for the clinical work conducted by such Third Parties). GJT will enter into appropriate agreements with such Third Parties pursuant to Section 4.7, and APOTHECON will either reimburse GJT for (or will pay directly to such Third Party) all amounts actually paid (or owed) by GJT to such Third Parties for the performance of such services in accordance with such budget(s) and time lines therefor (and as the same may be changed, supplemented or extended by mutual written agreement thereafter), or, if not so budgeted, within 30 days after presentation of an invoice and substantiating documentation by GJT (to the extent not contested in good faith). GJT will endeavor to structure such clinical program in a reasonably cost-effective manner consistent with the time lines set forth herein.

                  4.6.1.5 ANDA preparation. (This includes compilation of ANDA and related assistance). The budget for this milestone * of which will be paid upon initiation of this milestone, and the balance to be paid as provided above in this section 4.6.1.

         4.6.2 GJT will present the overall development budget for review, comment and approval by APOTHECON. The parties will jointly determine specific benchmarks to monitor the process of development. APOTHECON will have the right to review and comment on all significant development and testing activities prior to the start of these activities and GJT will give due consideration to all reasonable comments and requests made by APOTHECON. GJT will give APOTHECON a reasonable period in which to conduct such review, and APOTHECON will conduct its review and provide its comments within such reasonable period, so as not to cause any undue delay in the commencement of such activities. Upon conclusion of each of the milestones under 4.6.1.1, 4.6.1.2, 4.6.1.3, and 4.6.1.4 (and any other specific benchmarks/milestones to which the parties may mutually agree) and before proceeding to the next milestone, GJT must first receive APOTHECON's written approval (not to be unreasonably withheld).

         4.6.3 GJT will provide APOTHECON, at its request, with a * reconciliation of actual Research and Development Costs of development hereunder incurred against budget where the duration of, or costs incurred against, a milestone is a period longer than *.

         4.7      Consent and Waiver - Conforming Changes.

         4.7.1 Notwithstanding any provision in this Agreement or in the GEOMATRIX Research and Development Agreement to the contrary, and subject to Article 11 hereof:

                  4.7.1.1 All applications filed by GJT or any other party to the GEOMATRIX Research and Development Agreement pursuant to its obligations under the GEOMATRIX Research and Development Agreement as are necessary or useful for the Registration of the Product shall be filed in the name of, and be owned by, APOTHECON.

                  4.7.1.2 All data and results pertaining to the Product generated by any party to the Research and Development Agreement shall be owned solely by APOTHECON. Concurrently with the execution and delivery of this Agreement, GJT will turn over to APOTHECON all data and results heretofore developed by or for it pertaining to the Product. GJT will thereafter report to APOTHECON in writing such data and results developed by or for it not less frequently than quarterly (monthly, if requested by APOTHECON) and will transmit all such data to APOTHECON by magnetic media or such other method as APOTHECON may request.


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

                  4.7.1.3 In the event that the GEOMATRIX Research and Development Agreement should terminate, for whatever reason and however effected, APOTHECON shall be entitled, but shall not be obligated, to enter into an agreement with any of the parties to said GEOMATRIX Research and Development Agreement for the development and registration of the Product on terms and conditions acceptable to APOTHECON (and with APOTHECON having the rights that GJT otherwise would have had under such GEOMATRIX Research and Development Agreement and with APOTHECON assuming GJT's obligations under such GEOMATRIX Research and Development Agreement to the extent such obligations do not conflict with or are in addition to the obligations that APOTHECON has under this Agreement).

         4.7.2 GJT shall submit to APOTHECON a copy of (i) all reports, statements, invoices, Product workplans, and budgets submitted to it by any party to the GEOMATRIX Research and Development Agreement relating to the Product, (ii) a copy of all reports relating to the Product submitted to GJT under section 5.4 of the GEOMATRIX Research and Development Agreement, and (iii) a copy of all submissions to, and all responses and approvals obtained from, a regulatory authority relating to the Product. If GJT should default in its obligations under the GEOMATRIX Research and Development Agreement, APOTHECON shall have the right, but shall not be under any obligation of any nature whatsoever, expressly or impliedly, to (i) cure any such default, and/or (ii) pay each party to the GEOMATRIX Research and Development Agreement (other than GJT) directly thereafter for all services performed by it under the GEOMATRIX Research and Development Agreement that pertain to the Product and deduct and offset same from any monies owed by APOTHECON to GJT under section 4.6 hereof (or, to the extent no such sums remain owing by APOTHECON under said section 4.6, then against such amounts as may be owed by APOTHECON under section 7.1 of the * License Agreement).

         4.7.3 APOTHECON shall have the right to exercise the same audit rights as GJT may exercise under section 4.6 of the GEOMATRIX Research and Development Agreement, to the extent relating to the Product.

         4.7.4 GJT shall defend, indemnify and hold APOTHECON harmless from and against any and all losses, liabilities, damages and expenses (including reasonable attorneys' fees and costs) that APOTHECON suffers as a result of any claim, demand, action or other proceeding by any Third Party arising from or relating to the * *, its directors, officers, employees, consultants or agents in performing its obligations under the GEOMATRIX Research and Development Agreement, except to the extent such losses, liabilities, damages and expenses arise from the * or its directors, officers, general partners, employees, consultants, or agents. APOTHECON, as an Indemnitee, agrees to adhere to and be bound by the terms of section 9.5 of the GEOMATRIX Research and Development Agreement, as though such terms were fully set forth herein (and with "Article 9" replaced by "Article 4 hereof").


                                    ARTICLE 5
                        MANUFACTURE AND SUPPLY OF PRODUCT

         5.1 Manufacture. APOTHECON shall manufacture or have manufactured Products for all clinical and commercial purposes in accordance with prevailing industry standards and in compliance in all material respects with all applicable laws, regulations and other governmental requirements, all applicable good manufacturing practices and all applicable standards of practice established by applicable regulatory authorities. Without limiting the generality of the foregoing, Product manufactured in the United States shall be manufactured in accordance with CGMPs promulgated by the FDA and pursuant to all necessary DMFs filed with FDA. APOTHECON shall be responsible for all costs of any nature incurred by or on behalf of it in connection with the manufacture of the Product.

         5.2      Product Registrations.


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

         5.2.1 APOTHECON shall prepare or have prepared, on behalf of itself, an Affiliate and/or a Third Party contract or back-up manufacturer, the necessary documentation, and shall take or have taken all necessary actions, to obtain and maintain Registrations for the manufacture of Products needed to meet APOTHECON's reasonably foreseeable requirements for same. APOTHECON shall use commercially reasonable efforts to complete such Registrations as quickly as commercially feasible.
         APOTHECON shall inform GJT promptly in writing on any unforseen material problems, delays or requirements in connection with such Registrations. APOTHECON and/or such other contractor back-up manufacturer shall maintain such Registrations for the Product in each country in which the Product is manufactured during the term of the Agreement, or such portion thereof as the Product is manufactured in such country, and thereafter for such period as required by applicable law or regulation. APOTHECON shall be responsible for all costs incurred by it or on its behalf in connection with such Registrations.

         Without limiting the generality of the foregoing, APOTHECON will use commercially reasonable efforts:

                           to pursue all necessary DMF approvals required in the
                  United States (and corresponding approvals, where applicable, in other countries in the Territory) for all pertinent bulk and/or finished material components of the Product and will cooperate with and comply with all reasonable requests of applicable governmental authorities in pursuit of same; and

                           to  secure   necessary   approvals  from   applicable
                  governmental authorities for the manufacturing facilities from which finished dosage form Product will be supplied and shall cooperate with such applicable governmental authorities and comply with their reasonable requests for site inspections and other information and analyses in pursuit of the approved ANDA and any other Registrations.

         5.3 Manufacturing and Registration Reports. APOTHECON shall inform GJT of the following activities regarding the manufacture of the Product, as follows:

         5.3.1 Within * days following the end of each * until ANDA approval, APOTHECON shall prepare and deliver to GJT a written summary report which shall describe, with respect to the Product, material information pertaining to its manufacturing status; provided, that any proprietary or confidential information of APOTHECON and its Affiliates, such as manufacturing know-how or trade secrets, shall not be required to be disclosed and may be redacted.

         5.3.2 APOTHECON shall provide GJT with prompt notice of all regulatory filings and submissions to, and all responses and approvals obtained from, regulatory authorities regarding such Registration to manufacture of the Product.

         5.3.3 Each party shall promptly advise the other of any safety or toxicity problem of which either party becomes aware regarding the Product, intermediates or other ingredients or processes used in the manufacture of the Product.

         5.3.4 APOTHECON shall be responsible for ongoing stability testing with respect to Product.

         5.4 Product Purchase.

         5.4.1 Subject to Article 11 hereof and to Section 3.2 hereof, the parties agree to cooperate to ensure an orderly and timely supply of Product to GJT and its clinical investigators of all Product required by GJT to conduct pivotal clinical studies and bioequivalence testing and to establish a reasonable procedure for ensuring that APOTHECON receives adequate advance notice of GJT's requirements for same. All Product supplied by APOTHECON shall be sold F.O.B. GJT's (or its clinical investigator's) facility (as the case may be), and title to, and risk of loss, of the Product shall pass upon delivery to such facility.

         5.4.2 No terms and conditions contained in any purchase order, acknowledgment, invoice, bill of lading, acceptance or other preprinted form issued by either party shall be effective to the extent they are inconsistent with or modify the terms and conditions contained herein. Each purchase order shall contain the requested delivery date(s), quantity purchased, routing instructions and destination.

         5.5 Acceptance; Rejection of Product in Case of Non-Conformity.

         5.5.1  GJT  may  reject  the  shipment  to it or its  investigators  of
         Product, in whole or in part, if adulterated or otherwise not conforming in any respect with the Specifications. In order to reject a shipment, GJT must give written notice to APOTHECON within * after receipt of the shipment, together with a reasonably detailed statement of its reasons for rejection, and a report of its analysis of the allegedly nonconforming Product, together with the methods and procedures used. If no such notice is received, then GJT shall be deemed to have accepted the shipment of the Product, unless such nonconformity or grounds for rejection could not reasonably have been discovered by GJT (pursuant to the procedures set forth in the Specifications) within such * period, in which event the commencement of said * period shall be tolled until such nonconformity or grounds are discovered by GJT. APOTHECON shall notify GJT as promptly as reasonably possible, but in any event within * after receipt of such notice of rejection, whether it accepts GJT's assertions of nonconformity.

         5.5.2 Whether or not APOTHECON accepts GJT's assertion of nonconformity, promptly on receipt of a notice of rejection, APOTHECON shall use its best efforts provide replacement of the same Product as in the original shipment. If the original shipment ultimately is found to be nonconforming, APOTHECON shall bear its own expenses of such replacement; if the original shipment is ultimately found to be conforming, GJT shall bear the cost of such replacement and shall reimburse APOTHECON, within * following demand for same, for all reasonable expenses and costs incurred by APOTHECON in connection with the manufacture and shipment of such replacement Product.

         5.5.3 If APOTHECON disagrees with any alleged nonconformity to the Specifications, then the parties will use their best efforts to resolve the disagreement promptly as follows: an independent GMP laboratory (or other consultant), acceptable to both GJT and APOTHECON, shall analyze an aliquot sample or such other portions of the shipment, furnished by GJT from the shipment received by GJT, as may be necessary to substantiate whether the Product rejected by GJT conformed (or not) to the pertinent Specifications. The laboratory shall use such procedures and tests as the laboratory may consider necessary to reach a conclusion; however, if, by using the same tests set forth in the Specifications as were used by GJT, such laboratory confirms GJT's findings, further tests shall not be required. Both parties agree to cooperate with the independent laboratory's reasonable requests for assistance in connection with its analysis hereunder. Both parties shall be bound by the laboratory's results of analysis. The costs incurred by the laboratory shall be borne by the losing party.

         5.5.4 If APOTHECON or the independent laboratory confirms the nonconformity, then, in addition to any other remedies set forth herein, at law or in equity, APOTHECON shall replace (if it has not already done so) the nonconforming Product with conforming Product as promptly as possible. Replacement shipments shall also be subject to the procedures contained in this Section 5.5. If the independent laboratory confirms (or GJT subsequently agrees) that no nonconformity existed, then, in addition to any other remedies set forth herein or available at law or in equity, GJT shall pay for the cost of the replacement shipment.

         5.5.5 Unless APOTHECON requests the return to it of any nonconforming Product, GJT shall lawfully destroy such Product promptly and provide APOTHECON with written certification of such destruction. GJT shall, upon receipt of APOTHECON's request for return, promptly dispatch said Product to APOTHECON, at APOTHECON's expense.

         5.6 Process Changes. [Intentionally omitted.]

         5.7 Warranties.

         5.7.1 APOTHECON represents and warrants to GJT that Product delivered by or through APOTHECON to GJT shall, at time of delivery to GJT (or to a clinical or laboratory site, as the case may be), conform with Product Specifications and be in compliance in all material respects with applicable laws, regulations and other governmental requirements and with all applicable Regulatory requirements and approvals, including without limitation that such Product shall not be adulterated within the meaning of the Federal Food, Drug and Cosmetic Act, as amended, or within the meaning of any applicable state or municipal law in which the definition of adulteration is substantially the same as that contained in the Federal Food, Drug and Cosmetic Act, as such Act and such laws are constituted and effective at the time of delivery.

         5.7.2 APOTHECON further represents and warrants that such samples and batches intended for clinical or bioequivalence testing will be manufactured in accordance with the regulations of the appropriate regulatory authority of the country (e.g., CGMP in the United States) in which the Product is manufactured.

         5.7.3 APOTHECON represents and warrants that the quality control procedures and in-plant quality control checks on the manufacture of Product shall be applied in the same manner as those procedures and checks are applied to other products manufactured for sale by APOTHECON or its contract manufacturer.

         5.7.4 NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OTHER THAN THOSE EXPRESSLY MADE IN THIS AGREEMENT OR THE * LICENSE AGREEMENT. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE (AND INCLUDING ANY EXPRESS OR IMPLIED WARRANTY THAT THE MANUFACTURE, USE OR SALE OF THE PRODUCT INFRINGES OR WILL INFRINGE ANY PATENT RIGHTS OR TRADEMARK RIGHTS OWNED OR CONTROLLED BY ANY PERSON OTHER THAN A PARTY OR ITS AFFILIATES) ARE HEREBY DISCLAIMED BY EACH PARTY.

         5.8 Inspection. [Intentionally omitted].

         5.9 [Intentionally omitted.]

         5.10 Payment Terms. APOTHECON will provide Product reasonably required by GJT for bioequivalence and clinical testing in accordance with the procedures set forth in Section 4.6 hereof without charge, and will pay for any shipping, packaging and insurance costs, as well as any customs and import charges incurred by GJT or its clinical investigators, associated with such shipments of Product.


                                    ARTICLE 6
                                    MARKETING

         6.1 Packaging and Labeling. APOTHECON shall be responsible at its expense for arranging for the labeling and packaging into bottles (or otherwise) the finished * form of the Product. GJT shall have the right to review and comment on all labels and labeling prior to any final Regulatory approval required of same.

         6.2 Commercialization. Intentionally omitted].

         6.3 Covenant Not to License a Competitor. So long as APOTHECON retains the exclusive rights under section 3.1.2 of the * License Agreement to use, distribute, market and sell the Product in a country, GJT and its Affiliates may not (and GJT will cause its Affiliates not to), without the prior written consent of APOTHECON, use, distribute, develop, market, or sell, or license or permit any Third Party to use, distribute,


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                                      -15-
develop, market, or sell, any other pharmaceutical composition containing * (including all commonly used and known salts and acids thereof) as

         (i)      an * in any country, or

         (ii)     a * in the United States,

and  which  incorporates,  is based on and is  derived  by use of the  GEOMATRIX
Technology, irrespective of whether the dosage, formulation, strength, specifications or other qualities of such other Product are the same or different from that being developed, used, distributed, marketed or sold by APOTHECON.

         6.4 Adverse Drug Reactions. The following provisions shall apply to the reporting of Adverse Drug Reactions:

         6.4.1 It will be APOTHECON's responsibility to report ADRs to the FDA; however, it will be solely GJT's responsibility to report ADRs required to be reported that arise during clinical testing and which are otherwise required of GJT in accordance with applicable law.

         6.4.2 Each party agrees to furnish party, as hereinafter provided, with information pertaining to any ADR known to such party from any source whatsoever (other than from the other party). For such purposes, each party shall be charged with knowledge of an ADR if (and only if) such ADR has in fact been brought to the attention of the party. Each party will exercise due diligence and exert reasonable efforts to collect ADR information from its affiliates and other related parties worldwide. In the case of a serious ADR, the party in question shall report to the other party, in English, within 48 hours of knowledge of the ADR. All other ADRs shall be reported by the party in question from time to time, but not less frequently than monthly, in the same manner.

         6.4.3 Each party shall maintain, in accordance with its own customary practice, appropriate detailed records of all ADR reports which have been submitted to the other party. Further, in the event that either party shall be requested for more detailed investigation by the U.S. Food and Drug Administration or other regulatory body on any ADR, such other party shall cooperate and assist the party in question with respect to such investigation.

         6.4.4 Each party further shall immediately notify the other of any information received regarding any threatened or pending action by a regulatory agency which may affect the safety and efficacy claims of the Product. Upon receipt of any such information, the parties shall consult with each other in an effort to arrive at a mutually acceptable procedure for taking appropriate action; provided, however, that nothing contained herein shall be construed as restricting either party's right to make a timely report of such matter to any regulatory agency or take other action that it deems to be appropriate or required, by applicable law or regulation.

         6.4.5 The obligations under this Section 6.4 shall survive for the period of time that such reporting obligations exist under applicable law.

         6.5 Product Recall

         6.5.1 In the event (a) any government authority of a country in the Territory in which APOTHECON or any of its Affiliates markets or marketed the Product should issue a request, directive or order that Product be recalled, or (b) a court of competent jurisdiction orders such a recall, or (c) the parties reasonably determine after consultation with each other that Product should be recalled ("Recall"), the parties shall take all appropriate corrective action.

         6.5.2 APOTHECON shall be responsible for the expense of a Recall, except to the extent that a Recall and any related expenses are attributable to a cause or event or instruction by GJT or its Affiliates, in


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                                      -16-
         which case GJT shall be responsible for same. For purposes of this Agreement, Recall expenses shall include, but not be limited to, the expenses of notification and destruction or return of the recalled Product, as the case may be, and APOTHECON's and GJT's costs for the recalled Product, as the case may be; provided, however, the expense or service fee associated with representatives' time of a party hereto (or of its Affiliates) shall be borne by such party.

         6.5.3 In the event a Recall resulting from any cause or event arising from a cause or event or instruction attributable to GJT, APOTHECON shall have the right at any time within of such Recall to terminate this Agreement.


                                    ARTICLE 7
                         MILESTONE AND ROYALTY PAYMENTS

                            [Intentionally omitted].


                                    ARTICLE 8
                                  PATENT RIGHTS

         8.1 Patent Prosecution and Maintenance. GJT shall be responsible for and shall control, at its sole cost, the preparation, filing, prosecution and maintenance of all patent applications and patents of the Patent Rights. In so doing, GJT shall endeavor to obtain the strongest commercially reasonable patent protection (under the circumstances) regarding the GEOMATRIX Technology with respect to the Product and shall consider in good faith the interests of APOTHECON. With respect to Patent Rights pertaining to the Product in those countries in which APOTHECON has the right hereunder to market the Product: GJT
(a) shall supply APOTHECON with a copy of each such patent application as filed, together with notice of its filing date and serial number; (b) shall consult with APOTHECON regarding the prosecution and maintenance of such Patent Rights relating to the Product, and shall implement all reasonable requests of APOTHECON with respect thereto; (c) shall inform APOTHECON promptly of any substantive action or proposed action with respect to the Patent Rights relating to the Product, shall provide APOTHECON with advance copies of all proposed responses thereto, and shall implement all reasonable requests of APOTHECON with respect thereto; (d) shall not abandon or materially narrow the substantive claims of the Patent Rights without the prior express written consent of APOTHECON; (e) shall provide APOTHECON with copies of all filings, submissions, together with all correspondence, with the applicable patent authorities regarding the Patent Rights; (f) shall inform APOTHECON promptly of the allowance and issuance of each patent included in the Patent Rights, together with the date and patent number thereof, and shall provide APOTHECON with a copy of such patent as issued; and (g) shall prosecute all reexaminations and reissues as reasonably requested by APOTHECON. APOTHECON shall cooperate with GJT, execute all lawful papers and instruments and make all rightful oaths and declarations as may be necessary in the preparation, prosecution and maintenance of all such patents and patent applications.

         8.2 Notification of Infringement. Each party shall notify the other party of any infringement of the Patent Rights with respect to Products that comes to the attention of the management of such party and shall provide the other party with the available evidence, if any, of such infringement.

         8.3 Enforcement of Patent Rights. With respect to Patent Rights pertaining to those countries in which APOTHECON has the exclusive right hereunder to market the Product, APOTHECON, at its sole expense, shall have the right, but not the obligation, (a) to determine the appropriate course of action to enforce, or otherwise abate the infringement of, the Patent Rights with respect to Products, (b) to take, or refrain from taking, appropriate action to enforce the Patent Rights with respect to Products, (c) to control any litigation or other enforcement action regarding Patent Rights with respect to Products, and (d) to enter into, or permit, the settlement of any such litigation or other enforcement action regarding Patent Rights with respect to Products. APOTHECON shall consult with GJT and Jagotec prior to and during the course of taking any of the foregoing actions, shall consider, in good faith, the interests of GJT and Jagotec in taking any of the foregoing actions, and, if GJT or Jagotec reasonably concludes that taking any specific action(s) likely would have a material adverse effect on GJT's or Jagotec's interests in the Patent Rights (other than with respect to the Products), and timely gives APOTHECON prior express written notice thereof, then APOTHECON shall not take such specific action(s) without the prior express written consent (not to be unreasonably withheld or delayed) of GJT or Jagotec, as the case may be. If (x) within * after receipt by APOTHECON of notice by a Third Party pursuant to 21 U.S.C. ss.355(b)(3)(A) or
(j)(4)(B)(iii) with respect to any Product, APOTHECON has not initiated an action for patent infringement against the Third Party that forwarded such notice, then GJT and/or Jagotec shall have the right to initiate and control such action, and (y) within * days after receipt of notice from GJT or Jagotec of such an infringement, APOTHECON has not taken action to abate the infringement or filed suit to enforce the Patent Rights with respect to Products against at least one infringing party, GJT or Jagotec shall have the right to take whatever action it deems appropriate to enforce the Patent Rights against such parties in such countries as APOTHECON may have elected not to take action to abate, or file suit to prevent, such infringement; provided, however, that GJT or Jagotec, as the case may be, shall have given prompt written notice to APOTHECON of its intent to file a suit or commence any other enforcement action in connection therewith. If GJT or Jagotec elects to file such suit or commence such action, then GJT or Jagotec (as the case may be) shall consult with APOTHECON prior to and during the course of taking any of the foregoing actions, and shall consider, in good faith, the interests of APOTHECON in taking any of the foregoing actions. Within * after receipt of such notice from GJT or Jagotec (as the case may be), APOTHECON shall have the right to jointly prosecute such suit or other action and *. The party controlling any such suit or other action shall not settle the suit or action or otherwise consent to an adverse judgment in such suit or action that diminishes the rights of the non-controlling party without the prior express written consent of the noncontrolling party. All monies recovered upon the final judgment or settlement of any such suit or other action shall be shared, after reimbursement of expenses of the controlling party(ies), as follows:

         i) Where APOTHECON has solely controlled the litigation, * shall be entitled to retain all monies recovered and awarded upon the final judgment or settlement of any such suit or other proceeding, and shall pay to * such amount as equals the * that * would otherwise have received under the * License Agreement on * as were taken into account in determining the monies recovered.

         ii) Where control of the litigation has operated other than pursuant to (i), the parties shall and awarded upon the final judgment or settlement of any such suit or other proceeding in proportion to their respective contributions to the cost thereof.

         Notwithstanding the foregoing, APOTHECON, Jagotec, and GJT shall reasonably cooperate with each other in the planning and execution of any suit or other action to enforce the Patent Rights with respect to Products.

         8.4 Third Party Infringement Actions.

         8.4.1 If GJT or APOTHECON, or their respective Affiliates or sublicensees, shall be sued by a Third Party for infringement of a patent because of the manufacture, use or sale of any pharmaceutical composition which incorporates, is based on, uses or is derived by use of the GEOMATRIX Technology, the party which (or whose Affiliate) has been sued shall promptly notify the other party in writing of the institution of such suit, and with respect to suits which are the subject of Section 8.4.2 below, shall provide the other party with copies of all pleadings, exhibits and all other relevant information available to such other party regarding such pleadings.

         8.4.2 If the suit alleges the infringement of a patent because of the use or sale of the Product (or an intermediate in the manufacture thereof) and the alleged infringing process, method or composition is claimed under the Patent Rights, APOTHECON shall have the right, in its sole discretion, to control the defense of such suit with counsel of its own selection and at its own expense; provided, however, that GJT or, if GJT elects not to exercise its option, Jagotec shall have the option, within * after receipt of notice of any such suit, to co-control the defense of such suit. If GJT or Jagotec timely exercises


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                                      -18-
         its option to co-control the defense of such suit, (a) APOTHECON and GJT (or Jagotec, as the case maybe) shall select mutually-acceptable counsel, if possible, and GJT or Jagotec, as the case may be, shall be solely responsible for paying the fees and costs of its own advisory counsel of its own selection and the fees and costs of any party hereto in taking any action in such suit at the request of GJT or Jagotec (as the case may be) or any action to defend the rights or interests of GJT or Jagotec, but not the interests APOTHECON, or (b) if APOTHECON and GJT (or Jagotec, as the case may be) are unable to select mutually-acceptable counsel, APOTHECON and GJT (or Jagotec, as the case may be) each shall be represented in the defense of such suit by counsel of its own selection at its own expense. If GJT (or Jagotec, as the case may be) fails to timely exercise its option to co-control the defense of such suit, GJT and Jagotec shall have the right to be represented by advisory counsel of their own selection and at their own expense, shall cooperate fully in the defense of such suit and shall furnish to APOTHECON all evidence and assistance in its control. If APOTHECON does not elect, within * after receipt of notice of any such suit, to control the defense of such suit, GJT or Jagotec may undertake such control of the defense of such suit with counsel of its own selection and at its own expense. In such case, APOTHECON shall have the right to be represented by advisory counsel of its own selection and at its own expense, shall cooperate fully in the defense of such suit and shall furnish to GJT or Jagotec (as the case may be) all evidence and assistance in its control.

         8.4.3 If the suit alleges the infringement of a patent because of the use or sale of a pharmaceutical composition which incorporates, is based on, uses or is derived by use of the GEOMATRIX Technology, which is not the Product (or an intermediate in the manufacture thereof), and the alleged infringing process, method or composition is claimed under the Patent Rights, GJT or, if GJT declines to exercise same, Jagotec, shall have the right, in its sole discretion, to control the defense of such suit with counsel of its own selection and at its own expense. In such case, GJT (or Jagotec, as the case may be) shall inform APOTHECON from time to time, and upon the reasonable request of APOTHECON, of the status of the defense or settlement of any such action.

         8.4.4 The party controlling such suit shall consult with the non-controlling party prior to and during the course of such suit, and shall consider, in good faith, the interests of the non-controlling party in connection therewith. The party controlling such suit shall not settle the suit or otherwise consent to an adverse judgment in such suit that diminishes the rights or interests of the non-controlling party without the express written consent of the non-controlling party ( not to be unreasonably withheld or delayed). All judgments, settlements or damages payable with respect to any suit covered by this
         Section 8.4 shall be paid by the party which controls the litigation, or if co-controlled, then by both parties. In the event that APOTHECON controls or co-controls any such claim, it will be entitled to offset up to of the reasonable costs and expenses (including professional fees) incurred by it in connection with any such defense against * under the * License Agreement, up to a * it would otherwise owe to GJT during any *.

         8.4.5 If as a result of a settlement or other outcome under the suit or other proceedings conducted against a Third Party pursuant to this section 8.4, or if GJT and APOTHECON jointly agree to seek a license from a Third Party in order to avoid infringing such Third Party's patent rights with respect to the manufacture, use or sale of a Product in a country in the Territory, ongoing royalties or other payments must be paid by APOTHECON to such Third Party, APOTHECON shall be entitled to * by it to such Third Party * to * under the * License Agreement with respect to such country, up to a * to * during any * with respect to such country.

         8.5 Prosecution and Defense of Non-Patent Actions. APOTHECON, with counsel of its own selection and at its sole expense, shall have the right, but not the obligation, (a) to control the prosecution of any litigation or other action with respect to the manufacture, use or sale of Products which is not described in Section 8.3 above, (b) subject to the provisions of Article 12 below, to control the defense of any litigation or other action with respect to the use or sale of Products which is not described in Section 8.4 above, and (c) to enter into, or permit, the settlement of any such litigation or other action described in clause (a) or (b) above. APOTHECON shall consult


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                                      -19-
with GJT and Jagotec prior to and during the course of taking any of the foregoing actions, and shall consider, in good faith, the interests of GJT and Jagotec in taking any of the foregoing actions. APOTHECON shall not settle any such litigation or other action or otherwise consent to an adverse judgment in such litigation or other action that diminishes the rights or interests of GJT and Jagotec without the prior express written consent of GJT (not to be unreasonably withheld or delayed). Notwithstanding the foregoing, GJT and Jagotec shall fully cooperate with APOTHECON at its request in the planning and prosecution or defense of any such litigation or other action. After reimbursement of any reasonable expenses of GJT and Jagotec incurred at the request of APOTHECON in the planning and prosecution or defense of any such litigation or other action, * shall be entitled to retain all monies recovered upon the final judgment or settlement of any such litigation or other action. APOTHECON shall be responsible for all judgments, settlements or damages payable with respect to any such litigation or other action covered by this Section 8.5.

         8.6 Notification of Patent Term Restoration. GJT shall notify APOTHECON, and any sublicensee which APOTHECON requests in writing, promptly of each notice pertaining to any patent included within the Patent Rights which it (or Jagotec) receives as patent owner pursuant to the Drug Price Competition and Patent Term Restoration Act of 1984 (the "Act"), including notices pursuant to 21 U.S.C. ss.355(b)(3)(A) or (j)(4)(B)(iii) from persons who have filed an Abbreviated New Drug Application. GJT shall give all such notices promptly, but in any event within five (5) calendar days of receipt of each such notice pursuant to the Act, whichever is applicable. GJT promptly shall notify APOTHECON of each filing for patent term restoration under the Act, any allegations of failure to show due diligence and all awards of patent term restoration (extensions) with respect to the Patent Rights. Likewise, GJT promptly shall inform APOTHECON of patent extensions and periods of data exclusivity in the rest of the world regarding any Product.

         8.7 Indemnification. Subject to Article 8.4 hereof, GJT shall indemnify and hold harmless APOTHECON, its Affiliates and its and their directors, officers, employees and agents from and against any all liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees and costs of litigation or arbitration, regardless of outcome) to the extent arising out of or in connection with any claims or causes of action:

         8.7.1 * in a country in the Territory because of the manufacture, use or sale of the Product (or of an intermediate in the manufacture thereof) in such country and the alleged infringing process, method or composition is claimed under the Patent Rights, and/or

         8.7.2 asserted by a Third Party to the extent based on the *, or breach of a * owed to such * or their respective Affiliates.

         8.8 Condition Precedent. The exercise of any rights and benefits afforded to Jagotec under sections 8.3-8.5 hereof are conditioned on the receipt by APOTHECON and GJT of a letter (or acknowledgment in the form contained on the signature page of this Agreement) from Jagotec signed by a duly authorized official of Jagotec stating that Jagotec agrees to be bound by the duties and obligations imposed on Jagotec under such sections and by sections 6.3, 11.2.4.2 and Article 16 hereof, as well as section 11.2.4.2 of the * License Agreement, and for which an opinion, reasonably satisfactory to APOTHECON, of counsel to Jagotec is provided as to the enforceability and validity thereof.


                                    ARTICLE 9
                                   TRADEMARKS

                             [Intentionally omitted]


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                                   ARTICLE 10
                                 CONFIDENTIALITY

         10.1 Confidential Information. Each party shall use reasonable efforts (including not less than the same efforts it uses to protect its own confidential information) to maintain in confidence all information, records and data of the other party (including samples) disclosed by the other party in connection with the performance of this Agreement and/or the * License Agreement, and which is identified as, or acknowledged to be, confidential (the "Confidential Information"), and shall not use, disclose or grant the use of the Confidential Information except to its and its Affiliates' directors, officers, employees, agents, consultants, clinical investigators or other permitted contractors, to the extent such disclosure is reasonably necessary in connection with such party's activities as expressly authorized by the Agreement or the * License Agreement. To the extent that disclosure is so authorized, prior to disclosure, each party hereto shall assure that each such Person is bound to hold such Confidential Information in confidence in a manner that is similar to that set forth herein for such party and not make use of the Confidential Information for any purpose other than those authorized by this Agreement and/or the * License Agreement.

         10.2 Permitted Disclosures. The obligations of confidentiality and non-use in Section 10.1 above shall not apply to the extent that (a) the receiving party (the "Recipient") (i) is required to disclose information by law, regulation or order of a governmental agency or a court of competent jurisdiction, or (ii) is required to disclose information to any governmental agency for purposes of obtaining approval to test or market the Product, provided in each case that the Recipient shall give the disclosing party written notice thereof and sufficient opportunity to object to any disclosure or to request confidential treatment thereof; or (b) the Recipient can demonstrate that (i) the disclosed information was public knowledge at the time of such disclosure to the Recipient, or thereafter became public knowledge, other than as a result of actions of the Recipient, its directors, officers and employees in violation hereof; (ii) the disclosed information was rightfully known by the Recipient (as shown by its written records) prior to the date of disclosure to the Recipient by the disclosing party hereunder; (iii) the disclosed information was disclosed to the Recipient on an unrestricted basis from a source unrelated to any party to the Agreement and not under a duty of confidentiality to the disclosing party; or (iv) the disclosed information was independently developed by the Recipient without the use of Confidential Information disclosed by the other party hereto. Notwithstanding any other provision of this Agreement or the
* License Agreement, APOTHECON may disclose Confidential Information of GJT relating to information developed pursuant to either Agreement to any Third Party with whom APOTHECON has, or is proposing to enter into, a business relationship (such as a sublicense hereunder; a merger, consolidation or other reorganization; an acquisition of a business by APOTHECON or a sale of its business; or a distribution, agency or sales representative arrangement), as long as such Third Party has entered into a confidentiality agreement with APOTHECON and the nature and extent of the disclosure bears a reasonable relationship to the proposed business relationship.

         10.3 Terms of the  Agreement.  Except as otherwise  provided in Section
10.2 above, neither party shall disclose any terms or conditions of this Agreement or the * License Agreement to any Third Party without the prior consent of the other party. Notwithstanding the foregoing, prior to the execution of this Agreement and the * License Agreement, the parties shall agree upon the substance of information that can be used to describe the terms of this transaction, and the parties may disclose such information without the other party's consent.

         10.4 Term of Confidentiality. The confidentiality obligations under this Article 10 shall be effective during the term of this Agreement and for a period of * after the expiration or earlier termination hereof.


                                   ARTICLE 11
                              TERM AND TERMINATION

         11.1 Terms. This Agreement shall commence effective upon the Effective Date. The Agreement shall continue until terminated upon the earlier to occur of the following: (i) pursuant to Section 11.2 below, (ii) by


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

mutual written agreement, or (iii) on a country-by-country basis in the Territory upon the expiration of the Royalty Term in such country.

         Upon  termination of this Agreement,  in whole or in part,  pursuant to section 11.1 (ii), the parties will determine the disposition of rights hereunder as part of such mutual termination. Upon expiration of this Agreement as to any country in the Territory under Section 11.1(iii) above, APOTHECON shall have an irrevocable, perpetual, fully paid-up and royalty-free, non-exclusive right and license to use the Knowhow in order to develop, make, have made, use and sell Products in such country.

         11.2 Termination. This Agreement may be terminated in accordance with any of the following (all of which may be exercised independently of the other):

         11.2.1 Termination Without Cause. APOTHECON may elect at any time, for any reason and without cause, to terminate this Agreement, in whole or in part as to one or more countries, upon sixty (60) days written notice to GJT:

                  11.2.1.1 If * elects to so terminate under this section 11.2.1 prior to filing of the ANDA in the United States, then: (i) such termination shall be *; (ii) all rights and licenses granted by * hereunder * with respect to such country(ies) so terminated, provided, further, that if * so elects to terminate under this section 11.2.1 in the United States, it shall be deemed a termination as to the *; (iii) * of any * that are scheduled or may be made in the future under sections
                  4.6 hereof and 7.1 of the * License Agreement (and the subsections thereunder), provided that such termination is exercised with respect to United States; (iv) all Registrations pertaining to the Product shall be * as to the affected country(ies) and the * under this Agreement shall be provided to and thereafter may be * to develop, manufacture and market the Product; (v) the * License Agreement shall * with respect to the right to sell the Product in such country(ies); and (vi) * shall thereafter be entitled exercise such rights as they may have under the GEOMATRIX Agreements to make, have made, use or sell the Product in the country(ies) so terminated without compensation or obligation to *; provided, that the foregoing rights under (iv) and (vi) shall not create or imply any right or license under any patent rights, copyright rights, trademarks or trade names, know-how, or other intellectual property rights owned or controlled by * or its Affiliates.

                  11.2.1.2 If * elects to so terminate this Agreement under this section 11.2.1 subsequent to the * in the United States, then:
                  (i) such termination shall be * to *; (ii) all rights and licenses granted by * hereunder shall * with respect to such country(ies) so terminated; (iii) * shall be relieved of any payments that are scheduled or may be made in the future under sections 4.6 hereof and 7.1 of the * License Agreement (and the subsections thereunder), provided that such termination is exercised with respect to United States; (iv) * shall thereafter be entitled to * as they may have under the GEOMATRIX Agreements to make, have made, use or sell the Product in the country(ies) so terminated (and, provided, that the foregoing shall not create or imply any right or license under any patent rights, copyright rights, trademarks or trade names, know-how, or other intellectual property rights owned or controlled by * or its Affiliates); (v) the * License Agreement shall terminate with respect to the right to sell the Product in such country(ies); (vi) all Registrations pertaining to the Product shall be * as to the affected country(ies) and the data generated under this Agreement shall be provided to and thereafter may be * to develop, manufacture and market the Product; and (vii) * shall pay to * the same *, which shall be paid in the same manner and subject to the same terms and conditions as would otherwise have applied to *, as
                  * would otherwise have paid (absent such termination) under the * License


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

                  Agreement to * (or on the * of such *, as the case may be) of the Product in the country(ies) to which such termination applies (with such * to be paid by * and its Affiliates in each such country until expiration of the Royalty Term in each such country), until such time as the * paid to * equal the aggregate amount that had been paid by * to GJT prior to such termination under the aforesaid sections 4.6 and 7.1 (and the subsections thereunder), at which time the *.

         11.2.2 Termination for Default. Except as otherwise provided in Article 13 below, upon or after the breach of any material provision of the Agreement by a party (unless such failure results from, or is caused by, adherence required by a party to applicable laws or governmental regulations), if the breaching party has not cured such breach within sixty (60) days after notice thereof by the other party, the nonbreaching party may terminate this Agreement; provided, however, if any default is not capable of being cured within such 60-day period and the breaching party has diligently undertaken to cure such default within such 60- day period and continues to take diligent steps to cure same as soon as commercially feasible thereafter under the circumstances, the nonbreaching party shall have no right to terminate the Agreement.

         In cases where the breach involves an act or omission by a party specifically and directly relating to a country or countries, termination shall be limited to the country or countries affected by such breach, as opposed to termination of the entire Agreement, and the remedies listed in section 11.2.2.1-11.2.2.4 below shall be limited to such country or countries. For example, the termination remedy shall be limited to the country or countries affected by (i) a breach by GJT or its Affiliates of section 6.3, or (ii) APOTHECON's failure to pay royalties in accordance with the * License Agreement for such country or countries.

                  11.2.2.1 If GJT breaches this Agreement prior to the date that initial commercial launch occurs in the United States and in a manner that entities * to terminate this Agreement pursuant to this section 11.2.2, then, if * elects to terminate this
                  Agreement: (i) all rights granted to * under this Agreement *;
                  (ii) no further payments shall be due from * with respect to any of the milestones not yet paid that are set forth in
                  Section 4.6 hereof and section 7.1 of the * License Agreement (and the subsections thereunder); (iii) the * License Agreement shall terminate with respect to the right to sell the Product in such country(ies); (iv) all Registrations pertaining to the Product shall be * as to the affected country(ies) and the * under this Agreement shall be provided to and thereafter may be * to develop, manufacture and market the Product (provided, that the foregoing shall not create or imply any right or license under any patent rights, copyright rights, trademarks or trade names, know-how, or other intellectual property rights owned or controlled by * or its Affiliates); (v) * shall pay to * the same *, which shall be paid in the same manner and subject to the same terms and conditions as would otherwise have applied to *, as * would otherwise have paid (absent such termination) under the * License Agreement to * (or on the * of such *, as the case may
                  be) of the Product in the country(ies) to which such termination applies (with such * to be paid by * and its Affiliates until expiration of the Royalty Term in each such country), until such time as the * paid to * equal the aggregate amount that had been paid by * to * prior to such termination under sections 4.6 and 7.1 hereof (and the subsections thereunder), at which time * of the rate then applicable from time to time thereafter; and (vi) such termination shall be without prejudice to any other rights or remedies available to * arising from such breach.

                  11.2.2.2 If GJT breaches this Agreement subsequent to the date that initial commercial launch occurs in the United States and in a manner that entitles APOTHECON to terminate this Agreement pursuant to this section 11.2.1, then, if APOTHECON elects to terminate this


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                  Agreement, then the provisions of subsections 11.2.2.1(i)-(vi)
                  apply as though fully set forth herein.

                  11.2.2.3 If APOTHECON breaches this Agreement prior to the date that initial commercial launch occurs in the United States and in manner that entitles GJT to terminate this Agreement pursuant to this section 11.2.2, then GJT may elect either:

                           (A) to pursue all claims and causes of action available to it at law or in equity for such breach, or

                           (B) to terminate this Agreement,  in which event: (i)
                           * shall be deemed to waive and release all claims and causes of action available to it at law or in equity for such breach, and such termination shall be without penalty or liability to *; (ii) all rights granted by * hereunder shall * with respect to such country(ies) so terminated; (iii) * will be relieved of any * that are scheduled or may be made in the future under section 4.6 hereof and section 7.1 of the * License Agreement (and the subsections thereunder); (iv) all Registrations pertaining to the Product shall be * as to the affected country(ies) and the * under this Agreement shall be provided to and thereafter may be * to develop, manufacture and market the Product; (v) the * License Agreement shall terminate with respect to the right to sell the Product in such country(ies); and (vi) * and its Affiliates shall thereafter be entitled * as they may have under the GEOMATRIX Agreements to make, have made, use or sell the Product in the country(ies) so terminated without compensation or obligation to *; provided, that the foregoing rights under (iv) and
                           (vi) shall not create or imply any right or license under any patent rights, copyright rights, trademarks or trade names, or other intellectual property rights owned or controlled by * or its Affiliates.

                  11.2.2.4 If APOTHECON breaches this Agreement subsequent to the date that initial commercial launch quantities occurs in the United States and in manner that entitles GJT to terminate this Agreement pursuant to this section 11.2.2, then GJT may elect either:

                           (A) to pursue all claims and causes of action available to it at law or in equity for such breach, or

                           (B) to terminate this Agreement,  in which event: (i)
                           * shall be deemed to waive and released all claims and causes of action available to it at law or in equity for such breach, and such termination shall be without penalty or liability to *; (ii) all rights and licenses granted by GJT hereunder shall * with respect to such country(ies) so *; (iii) * shall be relieved of any * that are scheduled or may be made in the future under sections 4.6 hereof and 7.1 of the * License Agreement (and the subsections thereunder), provided that such termination is exercised with respect to United States; (iv) * and its Affiliates shall thereafter be entitled to exercise such rights as they may have under the GEOMATRIX Agreements to make, have made, use or sell the Product in the country(ies) so terminated (and, provided, that the foregoing shall not create or imply any right or license under any patent rights, copyright rights, trademarks or trade names, know-how, or other intellectual property rights owned or controlled by * or its Affiliates); (v) the * License Agreement shall terminate with respect to the right to sell the Product in such country(ies); (vi) all Registrations pertaining to the Product shall be
                           * as to the affected country(ies) and the * under this Agreement shall be provided to and thereafter may be * to develop, manufacture and market the Product; and (vii) * shall pay to *


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

                           the same *, which shall be paid in the same manner and subject to the same terms and conditions as would otherwise have applied to *, as * would otherwise have paid (absent such termination) under the * License Agreement to * (or on the * of such *, as the case may be) of the Product in the country(ies) to which such termination applies (with such royalty to be paid by * and its Affiliates in each such country until expiration of the Royalty Term in each such country), until such time as the * paid to * equal the aggregate amount that had been paid by * to * prior to such termination under the aforesaid sections 4.6 and 7.1 (and the subsections thereunder), at which time the royalty rate then prevailing on * (or on the * of such *, as the case may be) in the United States shall be *).

         11.2.3  Termination for Failure to Meet Milestones.

                  11.2.3.1 If all bioequivalence testing, all pivotal clinical and bioequivalence studies shall not have been completed, and Validated Manufacturing Scale-Up capabilities (biobatches) for the Product shall not have been completed and demonstrated to APOTHECON's reasonable satisfaction, by * so as to enable manufacture and marketing of the Product in the United States and other major markets designated by APOTHECON, and irrespective of whether APOTHECON is otherwise entitled to terminate this Agreement pursuant to any other provision of this Article 11:

                           a)       APOTHECON will have the right to immediately
                                    terminate   this   Agreement   at  any  time
                                    thereafter until *, or

                           b) allow additional time for the completion and demonstration of same until *.

                  If APOTHECON elects to terminate this Agreement with respect to one or more countries pursuant to option (a) above, then the provisions of section 11.2.1.2(i)-(vii), inclusive, shall apply.

                  If APOTHECON elects not to terminate this Agreement in accordance with (a) above, then all payments due after * under section 7.1 of the * License Agreement shall be * and all royalty rates applicable to all * in the Territory at any time thereafter under the * License Agreement shall be * provided,
                  * shall not apply if (A) the failure to so demonstrate and complete the foregoing was due to * failure to use all reasonable efforts to Scale-up and to manufacture adequate quantities of conforming Product on a timely basis (and * shall have given reasonable advance notice of its requirements) and/or failure to comply in all material respects with the Specifications and written instructions provided * with respect to the use of the GEOMATRIX Technology in connection with the manufacture of the Product, and (B) * shall have fulfilled its obligations hereunder in all material respects with respect to the transfer and training in the use of the GEOMATRIX Technology.

                  11.2.3.2  If,   notwithstanding   APOTHECON's  election  under
                  section 11.2.3.1(b) above, all bioequivalence testing, all pivotal clinical and bioequivalence studies shall not have been completed, and Validated Manufacturing Scale-Up capabilities (bio-batches) for the Product shall not have been completed and demonstrated to APOTHECON's reasonable satisfaction, by * so as to enable manufacture and marketing of the Product in the United States and other major markets designated by APOTHECON, and APOTHECON is not otherwise entitled to terminate this Agreement pursuant to any other provision of this Article 11, then APOTHECON shall be entitled to elect, at any time within * thereafter, to terminate this Agreement, in which event the provisions of section 11.2.1.2(i)-(vii), inclusive, shall apply.


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                  If  APOTHECON  elects  not  to  terminate  this  Agreement  in accordance with this section 11.2.3.2, then all payments due after * under section 7.1 of the * License Agreement shall be eliminated and waived, and all royalty rates applicable to all
                  * in the Territory under the * License Agreement at any time thereafter shall be * provided, that such reductions shall not apply if (A) the failure to so demonstrate and complete the foregoing was due to * failure to use all reasonable efforts
                  to  Scale-up  and  to  manufacture   adequate   quantities  of
                  conforming Product on a timely basis (and * shall have given reasonable advance notice of its requirements) and/or failure to comply in all material respects with the Specifications and written instructions provided * with respect to the use of the GEOMATRIX Technology in connection with the manufacture of the
                  Product,   and  (B)  shall  have  fulfilled  its   obligations
                  hereunder in all material respects with respect to the transfer and training in the use of the GEOMATRIX Technology.

         11.2.4  Other Termination.

                  11.2.4.1 Termination for Misrepresentation. In the event that a representation or warranty of GJT hereunder is untrue in any material respect, APOTHECON shall be entitled to terminate this Agreement upon thirty (30) days' written notice to GJT. If APOTHECON elects to so terminate, the rights and actions indicated in sections 11.2.2.1 (i) - (vi), inclusive, shall apply as though set forth herein.

                  11.2.4.2 Termination for Failure to Repay Working Capital Agreement. If GJT fails to make a payment when due under its Restated Working Capital Agreement dated as of May 12, 1995 (as amended by a First Amendment thereto dated as of July 11, 1995, and as the same may be amended from time to time hereafter, and including any successor agreement thereto) between GJT and Genta, Incorporated, a Delaware corporation ("Genta"), GJT shall promptly inform APOTHECON of same, and APOTHECON may elect (by delivering a writing to GJT, Jagotec and Jago Pharma of APOTHECON's intent to exercise such option) at any time thereafter to terminate this Agreement and to require each of Jagotec and Jago Pharma to, and Jagotec and Jago Pharma agree that each of them will, promptly enter into a new, separate agreement with APOTHECON under which (i) Jago Pharma and Jagotec will, to the extent each has the right to do so, ensure that any licenses, sublicenses and other rights and privileges granted by GJT under this Agreement shall continue without change, (ii) Jago Pharma will assume all rights and obligations of GJT under articles 3, 4, 5, 6, 11.4.5, 12, 14, 15.1, and 15.2 hereof and will promptly cure any defaults of GJT under said articles, any payments to be made thereafter by APOTHECON under said articles shall thereafter be paid to Jago Pharma, and APOTHECON shall continue to enjoy all rights and privileges granted under said articles, and (iii) Jagotec will assume all rights and obligations of GJT under article 8 hereof, any payments to be made thereafter by APOTHECON under said article shall thereafter be paid to Jagotec, and APOTHECON shall continue to enjoy all rights and privileges granted under said article.

         11.2.5 No Effect on Remedies. Where APOTHECON elects not to terminate the Agreement pursuant to section 11.2.2.1, 11.2.2.2, or 11.2.4, such decision shall be without prejudice to any other rights or remedies available to APOTHECON arising from such breach or untrue statement.

         11.2.6  Injunctive Relief.  If:

         i) GJT or its Affiliates breach section 3.1 of the * License Agreement or section 6.3 hereof, or

         ii) APOTHECON or its Affiliates breach section 3.1 of the * License Agreement,

         then the parties acknowledge and agree that such breach will cause irreparable injury to the nonbreaching party or its Affiliates, for which monetary damages, even if available, will be inadequate and difficult, if


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                                      -26-
         not impossible, to accurately ascertain. Accordingly, the parties agree that the nonbreaching party or its Affiliates may seek and obtain injunctive relief against the breach or threatened breach of the undertakings set forth in this section 11.2.6 (i) and (ii), in addition to any other rights or remedies which may be available to the nonbreaching party or to its Affiliates at law or in equity.

         11.3 Effect on Continuing Business. In the event of a termination of this Agreement in which the rights to market the Product revert to GJT hereunder, GJT shall not be under any obligation, express or implied, to use the Registrations and data transferred to it or to continue to commercialize the Product, and APOTHECON shall not be under any obligation, express or implied, to continue to transfer any inventory of Product to GJT or to manufacture Product for GJT following such termination.

                  Effect of Bankruptcy. If a party becomes insolvent or admits in writing its inability to pay its debts as they mature or applies for or consents to the appointment of a receiver or trustee for any of its properties; or a receiver or trustee is appointed for such party or a substantial portion of its properties and is not discharged within ninety (90) days; or any bankruptcy, reorganization, debt arrangement, dissolution, liquidation or other proceeding under any bankruptcy or insolvency law is instituted by or against such party and, if instituted against such party, it is consented to by such party or remains undismissed for ninety (90) days, then

         11.3.1 Notwithstanding any such event, such party shall remain obligated to fulfill its obligations and covenants hereunder, and any failure to do so or other breach hereunder shall entitle the other party to terminate this Agreement in accordance with section 11.2 hereof; and

         11.3.2 It is the parties desire that, if any such receiver, trustee, judge, arbitrator or other adjudicator conducting or controlling such proceedings on behalf of a party should hold that any obligations, covenants or duties of such party hereunder should be suspended or declared unenforceable, in whole or in part, then the rights and benefits granted to the other party hereunder shall remain in full force and effect, and that any such obligations, covenants or duties shall be reformed by such receiver, trustee, judge, arbitrator or other adjudicator so as to be enforceable to the maximum extent permitted by applicable law and to permit any suspension to be lifted at the earliest practicable time.

         11.4 Other Effects.

         11.4.1 Effect of Reversion. Where a termination of this Agreement, as provided for in this Article 11.2, results in a reversion of rights to GJT that had been granted to APOTHECON under Articles 3 and 9 of the * License Agreement, APOTHECON shall not thereafter make any use of the Patent Rights and Trademarks, and, except to the extent the same shall have entered the public domain, the Know-how, with respect to the country(ies) affected by such termination.

         11.4.2 Survival. The provisions of

                  (i) Articles 2.2 and 2.3 shall survive any expiration of this Agreement under section 1.1(iii), and

                  (ii)     Articles 5.7, 6.4, 6.5,  8.3-8.5,  8.7, 10, 11.2.4.2,
                           11.2.5,  11.2.7,  11.4-11.6,  12, 14, 16.2,  16.3 and
                           16.4 shall survive any expiration or termination of the Agreement, in whole or in part,

         as well as such other terms, obligations and rights which, by their intent or meaning, are intended to so survive. The expiration or termination of the Agreement shall not relieve either party of payment of any amounts that may be owed to the other based upon events occurring or rights accruing prior to the date of termination, and shall be without prejudice, except as provided in sections 11.2.2.3, and 11.2.2.4, to any rights and obligations of either party accruing prior to, or that may be based on acts or omissions of the other party occurring prior to, the effective date of termination.


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                                      -27-

         11.4.3 Undeveloped Products. The Products licensed hereunder shall not be treated as "Undeveloped Products" under sections 11.2.3 of the GEOMATRIX License Agreement and GEOMATRIX Manufacturing License Agreement.

         11.4.4 No Waiver. The right of either party to terminate this Agreement, as hereinabove provided, or to pursue rights and remedies available to it at law or in equity, shall not be affected in any way by its waiver of, or failure to take action with respect to, any previous defaults or breaches hereunder.

         11.4.5 Use of Data Following Termination. Notwithstanding any provision of this Agreement that may state or imply to the contrary, in the event that this Agreement terminates for any reason, it is understood and agreed that all data generated pursuant to activities funded by APOTHECON pursuant to section 4.6 of this Agreement and transferred or made available to GJT or its Affiliates under this Agreement (including without limitation pursuant to 11.2.1.1(iv), 11.2.1.2(vi), 11.2.2.1(iv), 11.2.2.3(iv), or 11.2.2.4(vi) of this Agreement) may not thereafter be used by, and may not thereafter be made available to or disclosed to any Third Party by, GJT or any of its Affiliates (including any Jagotec and Genta Incorporated, a Delaware corporation, and their respective Affiliates) in the development, or registration or filing for regulatory approval, of any product other than the Product (including without limitation not using and not making such data available for developing or filing of an NDA in the United States for a
         * product based on, incorporating, or derived from the use of, the GEOMATRIX Technology), without the prior written consent of APOTHECON (which consent may be given or withheld in its sole and absolute discretion).

         11.5 Survival of Rights and Sublicenses.

         11.5.1 In the event of an event that the GEOMATRIX License Agreement and/or the GEOMATRIX Manufacturing License Agreement is or are terminated, for whatever reason and whether by action taken by Jagotec, GJT or both, this Agreement, and any licenses, sublicenses and other rights and privileges granted or extended to APOTHECON hereunder shall continue and remain in full force and effect in accordance with their terms, without further action or election on the part of APOTHECON, and notwithstanding any provision (including without limitation section
         11.4) to the contrary in the GEOMATRIX License Agreement and the GEOMATRIX Manufacturing Agreement.

         11.5.2 If GJT breaches this Agreement in a manner that entitles APOTHECON to terminate same pursuant to section 11.2.2.1 or 11.2.2.2, or makes an untrue statement that entitles APOTHECON to terminate same pursuant to section 11.2.4.1, or in the event that GJT commences proceedings to dissolve, liquidate or wind up its affairs, then, in addition to any other remedies available to it hereunder or at law or in equity, APOTHECON may (A) elect any remedies available to it under any applicable Waiver and Consent and/or (B) elect (by delivering a writing to GJT, Jagotec and Jago Pharma of APOTHECON's intent to exercise its rights under this section 11.5.2) to terminate this Agreement with GJT, and: (i) any licenses, sublicenses and other rights and privileges granted by GJT under this Agreement shall continue without further action or election on the part of APOTHECON, with APOTHECON continuing to have the same rights and obligations as are set forth in this Agreement, notwithstanding any provision to the contrary contained in section 11.4 of the GEOMATRIX License Agreement (as the same may be thereafter amended, supplemented or extended) or in section
         11.4 of the GEOMATRIX Manufacturing License Agreement (as the same may be thereafter amended, supplemented or extended), (ii) Jago Pharma and Jagotec will, to the extent each has the right to do so, ensure that all licenses, sublicenses and other rights and privileges granted by GJT under this Agreement shall continue without change, (iii) enter into an agreement with Jago Pharma under which Jago Pharma will assume all rights and obligations of GJT under articles 3, 4, 5, 6, 11.4.5, 12, 14, 15.1, and 15.2 hereof, will promptly cure any defaults of GJT under said articles, any payments to be made thereafter by APOTHECON under said articles shall thereafter be paid to Jago Pharma, and APOTHECON shall continue to enjoy all rights and privileges granted under said articles, and (iv) enter into an agreement with Jagotec under which Jagotec will assume all rights and obligations of GJT under article 8 hereof, any payments to be made thereafter by APOTHECON under said article shall thereafter be paid to Jagotec, and APOTHECON shall continue to enjoy all rights and privileges


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                                      -28-
         granted under said article. Upon request, Jagotec and Jago Pharma AG will deliver to APOTHECON satisfactory confirming written documentation of same.

         11.5.3 In no event shall APOTHECON be required, as a condition to the continuance or continuing validity of any license, sublicense or other rights granted by GJT under this Agreement, to give written notice to Jagotec of any election to continue such rights, to assume all rights and obligations of GJT, and/or to promptly cure all defaults of GJT, as otherwise required under section 11.4 of each of the GEOMATRIX License Agreement and GEOMATRIX Manufacturing License Agreement.

     11.6 Transfer of Registrations and Rights. In the event this Agreement terminates, and GJT is entitled hereunder (and notifies APOTHECON in writing that it desires) to continue the development and marketing of the Product in the country(ies) affected by such termination, the parties agree to reasonably cooperate to ensure an orderly transition for a reasonable period (not to exceed *) following such termination, and the parties will effectuate an orderly transfer of any Registrations owned or controlled by APOTHECON with respect to the Product in such country(ies) to GJT; provided, however, that in no event shall the foregoing create or imply any right to use or license under any patent rights, copyright rights, trademarks or trade names (including those for the Product), know-how or other intellectual property rights owned or controlled by APOTHECON or its Affiliates). Such transfer(s) in such country(ies) shall be *; provided that * shall bear all * into its name in such country(ies) and shall reimburse * for any out-of-pocket costs incurred by it in connection with the foregoing. * shall be entitled to retain, subject to the * as provided for in section 7.2 of the * License Agreement, the amount received by it on * during such transition period and shall use reasonable efforts to comply with the terms of this Agreement. For any other termination of this Agreement, such termination shall not result in any transfer of any Registrations owned or controlled by APOTHECON to GJT or Jagotec, and regardless of any provision (such as sections
11.5 of the GEOMATRIX License Agreement and of the GEOMATRIX Manufacturing License Agreement) to the contrary in any agreement between GJT and any one or more of its Affiliates.


                                   ARTICLE 12
                                    INDEMNITY

         12.1 Indemnity.

          12.1.1 Indemnity by APOTHECON. APOTHECON shall defend, indemnify and hold Jagotec, GJT, their respective Affiliates and their respective directors, officers, employees, consultants, contractors, Subcontractees, and agents (each a "GJT Indemnitee") harmless from and against * (including reasonable attorneys' fees and costs of litigation, *) as a result of any claim, demand, action or other proceeding by a Third Party based upon any death, bodily injury or physical property damage arising from or relating to the manufacture (including without limitation failure to manufacture Product in accordance with the Specifications or adulteration of Product) distribution, use, handling, packaging, labeling, promotion, marketing, storage, or sale of Products by or on behalf of *, its Affiliates and its and their, licensors, licensees, sublicensees, contractors and subcontractors, except:

                  12.1.1.1 to the extent such damages or other amounts payable arise from or are attributable to:

                           (i) the negligence, fault or willful misconduct of any *, or

                    (ii) * of the  terms of the *  License  Agreement  and/or of this Agreement (or adulteration of the Product while under the control of * or any of its contractees), or


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*    Confidential treatment requested. The redacted material has been separately
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                                      -29-

                           (iii) reliance  upon  any  written   instructions  or
                                 written information pertaining to the manufacture and storage conditions of the
                                 Product and/or the use of the GEOMATRIX technology in connection therewith provided by *, any of its Affiliates, or its or their licensors, contractors and Subcontractees.

          12.1.2 Indemnity by GJT. GJT shall defend, indemnify and hold APOTHECON, its respective Affiliates, and its and their respective directors, officers, employees, consultants, contractors, subcontractors and agents (each an "APOTHECON Indemnitee") harmless from and against * (including reasonable attorneys' fees and costs of litigation, *) as a result of any claim, demand, action or other proceeding by a Third Party based upon death, bodily injury or physical property damage arising from or relating to the development of the Product, the Specifications provided, and/or any written instructions or written information provided by GJT or its Affiliates pertaining to the use of the GEOMATRIX technology in connection with the manufacture or storage of the Product, except:

                  12.1.2.1 to the extent such damages or other amounts payable arise from or are attributable to:

                           (i)      *, or

                           (ii)     *.

         12.2 Procedure. It is a condition precedent to a party's obligations under Section 12.1 above that:

         12.2.1 A party (the "Indemnitee") that intends to claim indemnification under this Article 12 promptly shall notify the other (the "Indemnifying Party") of any claim, demand, action or other proceeding with respect to which the Indemnitee intends to claim such indemnification. The failure of an Indemnitee to deliver notice to the Indemnifying Party within a reasonable time after the commencement of any such action or other proceeding, if prejudicial to the Indemnifying Party's ability to defend such action or other proceeding, shall relieve the Indemnifying Party of any obligation or liability it may have under Section 12.1, provided that the failure to deliver such notice shall not relieve the Indemnifying Party of any liability it may have otherwise than under Article 12.1; and

         12.2.2 The Indemnifying Party shall have the right to participate in and, to the extent it so desires, to assume sole control of the defense thereof (including all decisions relative to settlement, litigation and appeal) with counsel selected by the Indemnifying Party; provided, however, that the Indemnitee shall have the right to retain its own counsel with the fees and expenses to be paid by the Indemnitee if representation of the Indemnitee by the counsel retained by Indemnifying Party would be inappropriate due to actual or potential conflicting interests between the Indemnitee and any other party represented by such counsel in such proceedings. The indemnity obligations under this Article 12 shall not apply to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement is effected without the prior written consent of the Indemnifying Party; and

         12.2.3 Each lndemnitee shall cooperate fully (to the extent such cooperation would not be inappropriate due to actual or potential conflicting interests) with the Indemnifying Party and its legal representatives in the investigation and defense of any claim, demand, action or other proceeding covered by this Article 12; provided, that the failure of an Indemnitee to provide such cooperation shall not affect the Indemnifying Party's obligations under Section 12.1 to any other Indemnitee not capable of exercising control over such noncooperative Indemnitee.

         12.3   Insurance.   Each   Indemnifying   Party  shall   *,  with
respect to its  indemnification  obligations under this Agreement in such *


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                                      -30-

* under-taking activities with products of a similar nature to the Products being manufactured and sold hereunder. After the commencement of human clinical trials or the commercial sale of the Product or other product, each party, as applicable, .


                                   ARTICLE 13
                                  FORCE MAJEURE

         Neither party hereto shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached the Agreement for failure or delay in fulfilling or performing any term of the Agreement, and the time required for performance shall be extended by the period occasioned by such cause, when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party including but not limited to fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party hereto, but not failure or delay caused by subcontractors of a party who breach their obligations hereunder. The party so affected shall give prompt notice to the other party of such cause, and shall use its best efforts to minimize the delay in performance and adverse effects occasioned by such cause.


                                   ARTICLE 14
                                 SUBCONTRACTEES


         APOTHECON understands that GJT intends to contract with one or more Affiliates and other Persons ("Subcontractees") to perform certain of its duties hereunder, including without limitation, subcontracting with one or more contract research organizations to perform necessary clinical studies. All such Subcontractees must be reasonably acceptable to APOTHECON. All such arrangements shall be evidenced by written agreement(s) between GJT and such Subcontractee(s) which are consistent with the terms of this Agreement and which accord APOTHECON the same rights, benefits and options under such agreements as APOTHECON has hereunder with GJT, including without limitation, the right of APOTHECON, upon reasonable notice and at reasonable times, to examine a Subcontractee's facilities, to make copies of relevant records and monitor the work performed thereunder pertaining to the Product, and to determine the adequacy of the facilities and whether the pertinent duties are being performed in compliance with this Agreement and relevant governmental requirements. Any such subcontract shall be subject to the terms and conditions of the Agreement, and any Subcontractee shall be bound by all obligations and undertakings of GJT hereunder (as they relate to the obligations and rights so assigned or delegated). All such agreements shall be submitted by GJT to APOTHECON for review, which GJT shall use commercially reasonable efforts to effect in advance of execution to allow APOTHECON reasonable opportunity to comment thereon. A copy of each such executed Subcontractee agreement, and any amendments or supplements thereto, shall be promptly provided by GJT to APOTHECON following execution of same.

         All compensation, reimbursement of costs and other payments to be made for any such Subcontractee's services is solely a matter between GJT and such Subcontractee(s), and GJT shall indemnify and hold APOTHECON harmless from and against any claims of compensation, cost reimbursement or other payments claimed by any such Subcontractee(s) in connection with the performance of this Agreement.

         GJT will ensure (with respect to any Affiliate Subcontractee), and will use commercially reasonable efforts to ensure (in the case of any other
Subcontractee), that APOTHECON is expressly designated as a third party beneficiary of a Subcontractee's obligations to GJT pertaining to this Agreement and of GJT's rights under such Subcontractee's written agreement with GJT. GJT will be responsible and liable to APOTHECON for any breach by any such Subcontractee of its obligations under such agreements and for the failure by such Subcontractee to perform any duties hereunder assigned or delegated to such Subcontractee.

                                   ARTICLE 15
            ASSIGNMENT; SEVERABILITY: REPRESENTATIONS AND WARRANTIES

         15.1 Assignment. Except to the extent specifically set forth in this Agreement, this Agreement may not be assigned or nor may the performance of any duties hereunder be delegated or transferred, nor may any right or obligation hereunder be assigned or transferred, by either party, without the prior written consent of the other party (which consent shall not be unreasonably withheld); provided, however, that either party may, without such consent, assign the right to receive payments to an Affiliate, and may assign the Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its business assets to which this Agreement relates, or in the event of merger, consolidation, or similar reorganization (or change in control or similar transaction); and provided, further, that in the case of an assignment, the assigning party shall remain liable as a continuing guarantor under any such assignment of all obligations and duties assumed by such Affiliate, and the other party shall have entered into a separate counterpart agreement with any such Affiliate. Such counterpart agreement shall be in the same form as this Agreement, except for necessary changes to reflect the extent of the assignment, the substitution of the Affiliate's name and the effective date of the assignment.

         15.2 Severability. Each party hereby acknowledges that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of the Agreement be or become invalid, the parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the parties would have entered into the Agreement with such provisions. In case such provisions cannot be agreed upon, the invalidity of one or several provisions of the Agreement shall not affect the validity of the Agreement as a whole, unless the invalid provisions are of such essential importance to the Agreement that it is to be reasonably assumed that the parties would not have entered into the Agreement without the invalid provisions.

         15.3 General Representations and Warranties. Each party represents and warrants to the other the following:

         15.3.1 Existence and Power. It (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; (b) has the requisite power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted; and (c) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not have a material adverse effect on the properties, business, financial or other condition of it and would not materially adversely affect its ability to perform its obligations under the Agreement.

         15.3.2 Authorization and Enforcement of Obligations. It (a) has the requisite power and authority and the legal right to enter into the Agreement and to perform its obligations hereunder; and (b) has taken all necessary action on its part to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder. The Agreement has been duly executed and delivered on its behalf, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with its terms.

         15.3.3 No Consents. All necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by it in connection with the Agreement have been obtained.

         15.3.4 No Conflict. The execution and delivery of the Agreement on its behalf and the performance of its obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations, and (b) do not conflict with, or constitute a default under, any contractual obligation of it.

         15.3.5 DISCLAIMER OF WARRANTIES. NOTHING IN THE AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE, OR WARRANTY GIVEN, BY GJT THAT ANY RESEARCH AND DEVELOPMENT PERFORMED BY IT UNDER THIS AGREEMENT WILL BE

         SUCCESSFUL, IN WHOLE OR IN PART, OR THAT ANY PRODUCTS WHICH MAY BE DEVELOPED WILL BE SUCCESSFUL IN THE COMMERCIAL MARKETPLACE. APOTHECON ACKNOWLEDGES THAT, EXCEPT AS OTHERWISE SET FORTH HEREIN OR AS MAY BE SET FORTH IN A WRITING SIGNED BY GJT, GJT MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO ANY PRODUCTS WHICH MAY BE DEVELOPED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

         15.4 GJT Representations and Warranties. GJT represents and warrants to APOTHECON as of the Effective Date the following:

         15.4.1 The Patent Rights listed on Exhibit 1.l(ii) and the Trademarks listed on Exhibit 9.1 list all Patent Rights and GEOMATRIX Trademarks owned or controlled by GJT in the Territory or to which GJT has the right to grant the license rights, sublicense rights and other rights granted hereunder, and which may be useful to the manufacture, development, use or sale of Product, and such Exhibits specify the jurisdiction(s) by or in which such right has been issued or registered or in which an application for such issuance or registration has been filed, including respective registration or application numbers. To the best knowledge of the current officers and directors of GJT, the issued Patent Rights are valid and in full force and effect.

         15.4.2 Except as disclosed on Exhibit 1. l(ii), to the best knowledge of GJT's current officers and directors, (i) the use of such Know-how and any Patent Rights in the manufacture, use and sale of the Product does not infringe upon any patent rights, copyrights or other proprietary rights of any Affiliate of GJT or any non-Affiliated Third Party in the Territory; (ii) GJT has no knowledge of any infringement by any Third Party of any of the Patent Rights in the Territory; and
         (iii) GJT and each its Affiliates are not subject to any outstanding order, judgment or decree of any court or administrative agency, and each has not entered into any stipulation or agreement, restricting its use of the Patent Rights in connection with the manufacture, development, use or sale of Products in the Territory.

         15.4.3 There is no action, suit or proceeding pending or, to the knowledge of its current officers and directors, that has been threatened in writing by any Third Party against GJT or its Affiliates which, if adversely determined, would have a material adverse effect upon the ability of APOTHECON to use the Patent Rights or Know-how in the manufacture, use and/or sale of any Product in the Territory.

         15.4.4 The Know-how and Patent Rights licensed and/or sublicensed by GJT to APOTHECON pursuant to this Agreement were not been obtained by GJT or its Affiliates in violation of any contractual or fiduciary obligation to which GJT or any of its Affiliates, any predecessor-in-interest or any of its or their employees or contractors is or was a party or by misappropriation of the trade secrets of any Third Party, and the manufacture, use or sale by or through GJT, APOTHECON and their respective Affiliates of any Product using such Know-how and Patent Rights does not and will not violate any such contractual or fiduciary obligation owed to any such Third Party or render APOTHECON liable for the payment of any royalty attributable to or arising out of any such contractual or fiduciary obligation or any such misappropriation.

         15.4.5 During the term of this Agreement, GJT or its Affiliates will not disclose to APOTHECON and its Affiliates any proprietary information, such as trade secrets, which is confidential to any non-Affiliated Third Party or institution and which GJT is not entitled to disclose in accordance with the terms of this Agreement.

         15.4.6 Except as otherwise provided in this Agreement, the rights under the Know-how or any Patent Rights that have been or will be licensed to APOTHECON under this Agreement are not and will not be licensed to any other party to make, have made, use or sell Products in the Territory.

         15.4.7 There are no licenses under any patent rights, and, to the best knowledge of the current officers and directors of GJT, under any other intellectual property or other proprietary rights owned or controlled by any GJT Affiliate or Third Party which are used by GJT in connection with the manufacture, development, use or sale of Product in the Territory, other than those listed on Exhibits 1.1 (ii) and 9. 1.


                                   ARTICLE 16
                                  MISCELLANEOUS

         16.1 Notices. Any consent, notice or report required or permitted to be given or made under the Agreement by one party to the other party shall be in English and in writing, delivered personally or by registered mail, return receipt requested, addressed to the other party at its address indicated below or to such other address as the addressee shall have last furnished in writing to the addressor and except as otherwise provided in the Agreement shall be effective upon receipt by the addressee.

               If to GJT:             Genta Jago Technologies BV
                                      Swiss Branch
                                      Grundstrasse 12
                                      6343 Rotkreuz, Switzerland
                                      Attention: Executive Management Committee

               with copies to:        Genta Incorporated
                                      3550 General Atomics Court
                                      San Diego, CA 92121, U.S.A.
                                      Attention: Thomas H. Adams, Ph.D.

                        and:          Pillsbury Madison & Sutro
                                      235 Montgomery Street, 15th Floor
                                      San Francisco, CA 94104, U.S.A.
                                      Attention: Thomas E. Sparks, Jr., Esq.

                        and:          Jagotec AG
                                      c/o Jago Pharma AG
                                      Eptingerstrasse 51
                                      CH-4132 Muttenz, Switzerland
                                      Attention: Dr. Jacques Gonella

                        and:          Rinderknecht Glaus & Stadelhofer
                                      beethovenstrasse 7
                                      Postfach 4451
                                      CH-8002 Zurich, Switzerland
                                      Attention: Dr. Thomas M. Rinderknecht

               If to APOTHECON:       Apothecon, Inc.
                                      777 Scudders Mill Road
                                      Plainsboro, New Jersey 08536 USA
                                      Attention: President

               with a copy to:        Apothecon, Inc.
                                      777 Scudders Mill Road
                                      Plainsboro, New Jersey 08536 USA
                                      Attention: Corporate Legal Counsel

         16.2 Applicable Law. The Agreement shall be governed by and construed in accordance with the laws of Switzerland, without reference to the conflicts of law principles thereof, and shall not be governed by the United Nations Convention on Contracts for the International Sale of Goods.

         16.3 Arbitration. Any dispute, claim or controversy between the parties relating to, arising out of or in any way connected with the Agreement or any term or condition hereof, or the performance by either party of its obligations hereunder, whether before or after termination of the Agreement, shall be finally resolved by binding arbitration. Whenever a party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other party. Any arbitration hereunder shall be conducted under the Rules of Conciliation and Arbitration of the International Chamber of Commerce. Any such arbitration shall be conducted in the English language by a panel of three
(3) arbitrators appointed in accordance with such rules, and shall be held in Paris, France. The arbitrators shall have the authority to grant specific performance, and to allocate between the parties the cost of arbitration in such equitable manner as they determine. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award so rendered and an order of enforcement, as the case may be. Whether a claim, dispute or other matter in question would be barred by the applicable statute of limitations, which also shall apply to any arbitration under this Section 16.3, shall be determined by binding arbitration pursuant to this Section 16.3.

         16.4 Excise Taxes. If the recipient of any payment hereunder, received in consideration for providing any goods or services or granting any rights hereunder, shall have the obligation under any applicable law, regulations or governance to add, include or pay to the applicable governmental authority, any value added taxes, turnover taxes, excise taxes, sales taxes or similar taxes or levies (collectively, "Excise Taxes") on the amount of such payment received hereunder, then the recipient shall be entitled to receive the amount of any Excise Taxes on the amount of such payment hereunder as evidenced by an invoice from the recipient to the payor of such payment hereunder. The payor of such payment hereunder shall pay the amount of any such Excise Taxes thereon prior to the date on which the recipient is required to pay or account for such Excise Taxes to the applicable governmental authority. The recipient of any such payment hereunder shall use reasonable efforts to minimize any Excise Taxes on any such payments hereunder, and promptly shall take all such actions and execute all such instruments as the payor of such payment hereunder reasonably requests to enable the payor to apply for and, if possible, to receive prompt refund or credit of the amount of such Excise Taxes on such payments hereunder.

         16.5 Headings. The titles and headings used in the Agreement are intended for convenience only and shall not in any way affect the meaning or construction of any provision of the Agreement. A reference to a an Article (or section) shall be deemed to include reference to all sections and subsections thereunder.

         16.6 Independent Contractors. It is expressly agreed that the parties shall be independent contractors and that the relationship between the two parties shall not constitute a partnership, joint venture or agency. Neither party shall have the authority to make any statements, representations or commitments of any kind, or to take any action which shall be binding on the other party, without the prior consent of the other party to do so.

         16.7 Waiver. The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

         16.8 Amendments. The provisions of the Agreement may not be waived, altered, amended or repealed in whole or in part except by the written consent of both of the parties to the Agreement.

         16.9 Entire Agreement. The terms, covenants, conditions and provisions contained in the Agreement, including the exhibits hereto and any other agreement (including the * License Agreement) to the extent herein referenced, together with all of the documents referred to herein as having been provided by one party to another and the letter agreement of even date herewith between Jagotec, GJT and APOTHECON (pertaining in part to the Territory in which APOTHECON may exercise its manufacturing rights hereunder), constitute the total and complete agreement of the parties and supersede all prior understandings and agreements hereto made, and there are no other representations, understandings or agreements relating to the subject matter hereof.


------------------
* Confidential treatment requested. The redacted material has been separately filed with the Commission.

         16.10 Counterparts. The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         16.11 Publicity. Neither party to this Agreement shall employ or use the name of the other party or any Affiliate of such party in any publication or promotional materials or in any form for public distribution, except as required by law, without prior written consent of said other party in each instance (which consent shall not be unreasonably withheld).

         IN WITNESS WHEREOF, the parties hereto have duly executed the Agreement as of the date first set forth above.

                                                APOTHECON, INC.

                                                By:      /s/
                                                   -----------------------

                                                Title:   VP/GM


                                                GENTA JAGO TECHNOLOGIES BV


                                                By:  /s/ Thomas H. Adams
                                                     -------------------
                                                       Thomas H. Adams, Ph.D.
                                                       Managing Director


                                                By:  /s/ Jacques Gonella
                                                    --------------------
                                                       Dr. Jacques Gonella
                                                       Managing Director


JAGOTEC AG hereby agrees to be bound by the provisions of sections 2.2, 6.3, 8.3, 8.4, 8.5, 11.2.4.2, 11.4.3, 11.4.5, and 11.5 and article 16 of the above
Agreement and sections 11.2.4.2 and 11.5 of the * License Agreement, agrees that all notices to be given to it shall be given to such address as is set forth in section 16.1 hereof unless and until it otherwise instructs APOTHECON in writing:

JAGOTEC AG

By:  /s/ Jacques Gonella
     -------------------
     Dr. Jacques Gonella
     President

JAGO PHARMA AG hereby agrees to be bound by the provisions of sections 2.2, 6.3, 11.2.4.2, 11.4.3, 11.4.5, and 11.5 and article 16 of the above Agreement and sections 11.2.4.2 and 11.5 of the * License Agreement, agrees that all notices to be given to it shall be given to such address as is set forth in section 16.1 hereof unless and until it otherwise instructs APOTHECON in writing:

JAGO PHARMA AG

By:  /s/ Jacques Gonella
     -------------------
     Dr. Jacques Gonella
     President


------------------
* Confidential treatment requested. The redacted material has been separately filed with the Commission.

                                    EXHIBITS


Exhibit 1.1(i)           Initial Project Addendum for the Development Program

Exhibit 1.1(ii)          List of Patent Rights

Exhibit 3.6(i)-(iv)      Waiver and Consent Agreements

Exhibit 4.2              Initial Product Specifications

Exhibit 9.1              List of GEOMATRIX Trademarks

                                 EXHIBIT 1.1(i)

                        INITIAL PROJECT ADDENDUM FOR THE
                              DEVELOPMENT PROGRAM

--------------------------------------------------------------------------------



                                      *


------------------
* Confidential treatment requested. The redacted material has been separately filed with the Commission.

                                 EXHIBIT 1.1(ii)

                                  PATENT RIGHTS

--------------------------------------------------------------------------------


PACO. 1

Subject:       System for the controlled-rate release of active substances

Inventors:     Colombo, La Manna, Conte

Assignee:      JAGOTEC AG

Priority:      Italy, No. 23321 A/85, Dec 20th 1985
               Approved: January 7th 1988, No. 1188212
               Valid Until: December 19th 2005

Countries:     USA
               Approved: June 13th 1989, No. 4.839.177
               Valid Until: June 12th 2006


               Europe
               Approved: November 22nd 1990, No. 0226884
               Valid Until: December lst 2006


               Australia
               Approved: July 10th 1990, No. 594992
               Valid Until: December 18th 2006


               Canada
               Approved: April 7th 1992, No. 1.298.479
               Valid Until: April 6th 2009


               New Zealand
               Approved: December llth 1990 No. 218.596
               Valid Until: December 10th 2002


               Japan
               Pending
               *


PACO. 6


Subject:       Tablets with controlled-rate release of active substances

Inventors:     Conte, La Manna, Colombo

Assignee:      JAGOTEC  AG

Priority:      Italy, No. 2269489, December 14th 1989
               Approved, No. 1237904, June 18th 1993


------------------
* Confidential treatment requested. The redacted material has been separately filed with the Commission.

Countries:     USA
               Approved: June 6th 1995, No. 5,422,123
               Valid Until: June 5th 2012


               Europe
               Pending
               *

               Canada
               Pending
               *

               Japan
               Pending
               *

PACO. 7


Subject: Process for preparing pharmaceutical compositions having an increased active substance dissolution rate, and the compositions obtained

Inventors:     Conte, La Manna, Giunchedi

Assignee:      JAGOTEC AG

Priority:      Italy, No. 21091, July 27th 1990
               Approved: November 16th 1994, No. 1.246.188
               Valid Until: July 26th 2010


Countries:     USA
               lst Application No. 07/733457, Filed July 22nd 1991
               Pending:  Continuation No. 08/524.739, Filed October 11th 1994
               Continuation No. 08/321,123, Filed October 11th 1994
               Approved: December 19th 1995, No. 5.476.654
               Valid Until: October 10th 2014

               Europe
               Pending
               *

               Canada
               Pending
               *

               Japan
               Pending
               *

------------------
* Confidential treatment requested. The redacted material has been separately filed with the Commission.

PACO. 8

Subject: Pharmaceutical tablets releasing the active substance after a definite period of time

Inventors:     Conte, La Manna, Maggi

Assignee:      JAGOTEC AG

Priority:      Italy, MI 92 A 001174, Filed May 15th 1992

Countries:     USA
               Approved: November 7th 1995, No. 5,464,633
               Valid Until: May 23rd 2014

               Canada
               Pending
               *

PACO. 9


Subject: Pharmaceutical tablet capable of liberating one or more drugs at different release rates

Inventors:     Conte, La Manna, Maggi

Assignee:      JAGOTEC AG

Priority:      Italy, MI 92 A 002192, Filed September 24th 1992

Countries:     PCT Application, No. PCT/EP93/02556,
               Filed September 21st 1993
               Designated Territories:    Australia
                                          Canada
                                          Japan
                                          USA
                                          New Zealand
                                          European Patent Territory


------------------
* Confidential treatment requested. The redacted material has been separately filed with the Commission.

                                 EXHIBIT 3.6(I)

                           GENTA JAGO DELAWARE, L.L.C.
                             SAN DIEGO, CA 92121 USA


                                                               February 28, 1996


Apothecon, Inc.
777 Scudders Mill Road
Plainsboro, New Jersey
USA
     ATTN: President

Genta Jago Technologies B.V., Swiss Branch
Grundstrasse 12
6343 Rotkreuz
SWITZERLAND
     ATTN: Executive Management Committee

Jago Pharma AG
Eptingerstrasse 51
CH-4132 Muttenz
SWITZERLAND
     ATTN: President

Genta Incorporated
3550 General Atomics Court
San Diego, CA 92121
USA
     ATTN: President

         Re:   WAIVER AND CONSENT

Gentlemen:
       Reference is hereby made to:

       i) An Agreement dated the date hereof by and between Apothecon, Inc. a Delaware corporation, and Genta Jago Technologies BV ("GJT"), a Dutch company, regarding the development of * , using certain proprietary sustained release technology licensed to GJT by Jagotec AG (said agreement, as it may be supplemented, changed or extended from time to time hereafter, is referred to as the "* Development Agreement"). Each of you acknowledges receipt of a copy of said agreement; and

       ii) An Agreement dated the date hereof by and between Apothecon and Genta Jago Technologies BV ("GJT"), a Dutch company, regarding the grant of certain license rights to Apothecon to make, have made, use and sell * under certain Patent Rights and Know- How licensed to GJT pertaining to certain proprietary sustained release technology licensed to GJT by Jagotec AG (said agreement, as it may be supplemented, changed or extended from time to time hereafter, is referred to as


------------------
* Confidential treatment requested. The redacted material has been separately filed with the Commission.

              the "* License Agreement"). Each of you acknowledges receipt of a copy of said agreement. The * License Agreement and the * Development Agreement are referred to herein as the "* Agreements."; and

       iii) The Restated GEOMATRIX Research and Development Agreement dated as of May 12, 1995 by and among GJT, Jago Pharma AG, as Swiss corporation, Genta Incorporated ("Genta"), a Delaware corporation, and Genta Jago Delaware, L.L.C. ("Genta Jago LLC), a Delaware limited liability company (the "GEOMATRIX Research and Development Agreement".

         All capitalized terms not expressly defined in this Waiver and Consent agreement ("the "Genta Jago LLC Waiver and Consent Agreement") have the meaning ascribed to such term in the * License Agreement.

         Jagotec AG and Genta are each 50% owners of the equity and income interests of GJT. Jagotec and Jago Pharma AG are Affiliates of one another, of GJT, and of Jago Holding AG, a Swiss corporation. Genta and GPM Generic Pharmaceuticals Manufacturing, Inc. (the latter entity being an Affiliate
Jagotec AG) are each a 50% owner of the equity and income interests of Genta Jago LLC. Genta Jago LLC acknowledges, and each of the parties signing below hereby acknowledges, that it expects to derive, directly or indirectly, substantial economic benefit as a result of the execution, delivery and performance of the * License Agreement, the * Development Agreement, and of the GEOMATRIX Agreements. Therefore, in order to induce Apothecon to execute, deliver and perform the * Agreements, to make the payments required of Apothecon thereunder, and to accept GJT's promises to discharge its obligations thereunder and otherwise, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party signing below, Genta Jago Delaware L.L.C. hereby represents, warrants, agrees, and covenants to and with Apothecon, and each other party signing below hereby represents, warrants, agrees and concurs, as follows:

      1. Notwithstanding any provision in the GEOMATRIX Research and Development Agreement to the contrary:

       a. All applications filed by Genta Jago LLC pursuant to its obligations under the GEOMATRIX Research and Development Agreement as are necessary or useful for the Registration of the Product shall be filed in the name of, and be owned by, Apothecon, and not GJT.

       b. All data and results pertaining to the Product generated by Genta Jago LLC under the Research and Development Agreement shall be owned solely by Apothecon. Concurrently with the execution and delivery of this Genta Jago LLC Waiver and Consent Agreement, Genta Jago LLC will turn over to Apothecon all data and results heretofore developed by or for it pertaining to the Product. Genta Jago LLC will thereafter report in writing such data and results developed by or for it not less frequently than quarterly to Apothecon and GJT (and monthly if requested by either party), and will immediately transmit all such data to Apothecon by magnetic media or such other method as Apothecon shall request.

     c. In the event that the GEOMATRIX Research and Development Agreement should terminate, for whatever reason and however effected, and/or in the event that GJT commences proceedings to dissolve, liquidate or wind up its affairs, then, in addition to any remedies available to APOTHECON under the
     * Development and Marketing Agreement at law or in equity, Genta Jago LLC shall, at Apothecon's request, enter into an agreement with Apothecon for the development and registration of the Product on terms and conditions that, to the maximum practicable extent, require Genta Jago LLC to perform the same obligations and observe the same terms and conditions as apply to it under the GEOMATRIX Research and Development Agreement (without regard to Genta and Jago Pharma's duties or responsibilities thereunder), and with Apothecon having the rights that GJT otherwise had under such GEOMATRIX Research and Development Agreement and with APOTHECON assuming GJT's obligations under such GEOMATRIX Research and Development Agreement to the extent such obligations do not conflict with or are in addition to the obligations that Apothecon has under the * Development and Marketing Agreement. In such event Apothecon shall be entitled to grant to Genta Jago LLC a * under the Patent Rights and Knowhow solely to conduct the Research and Development (as such term is defined in the GEOMATRIX


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                                       -2-

       Research and Development Agreement) that Genta Jago LLC is obligated to conduct under the GEOMATRIX Research and Development Agreement, and any payments for services performed thereafter by Genta Jago LLC with respect to the development of the Product shall be made directly by APOTHECON to Genta Jago LLC.


       2. Genta Jago LLC shall submit to Apothecon, concurrently with its submission to GJT, a copy of (i) all reports, statements, invoices, Product Workplans, and budgets submitted by Genta Jago LLC to GJT or to the Steering Committee relating to the Product, (ii) a copy of all reports relating to the Product submitted to GJT under section 5.4 of the GEOMATRIX Research and Development Agreement, and (iii) a copy of all submissions to, and all responses and approvals obtained from, a regulatory authority relating to the Product. Genta Jago LLC shall promptly inform Apothecon of any default by GJT under the GEOMATRIX Research and Development Agreement. Following any such default,
Apothecon shall have the right, but shall not be under any obligation of any nature whatsoever, expressly or impliedly, to (i) cure any such default, and/or
(ii) pay Genta Jago LLC directly thereafter for all services performed by it under the GEOMATRIX Research and Development Agreement that pertain to the Product and deduct and offset same from any monies payable thereafter by Apothecon to GJT.

       3. Apothecon shall have the right to exercise the same audit rights as GJT may exercise under section 4.6 of the GEOMATRIX Research and Development Agreement, to the extent relating to the Product only.

     4. Genta Jago LLC shall defend, indemnify and hold Apothecon, Inc. harmless from and against any and all losses, liabilities, damages and expenses (including reasonable attorneys' fees and costs) that Apothecon suffers as a result of any claim, demand, action or other proceeding by any Third Party arising from or relating to the *, its directors, officers, employees, consultants or agents in performing its obligations under the GEOMATRIX Research and Development Agreement, except to the extent such losses, liabilities, damages and expenses arise from the *, or their respective directors, officers, general partners, employees, consultants, or agents (other than ). Apothecon, as an Indemnitee, agrees to adhere to and be bound by the terms of section 9.5 of the GEOMATRIX Research and Development Agreement, as though such terms were fully set forth herein (and with "Article 9" replaced by "Article 4 hereof").

         5. To the extent any provisions of the * Agreements or of any of the GEOMATRIX Agreements conflict in any way with the terms of this Genta Jago LLC Waiver and Consent Agreement, the terms of this Agreement shall control.

         6. This Genta Jago LLC Waiver and Consent Agreement shall be effective immediately and shall continue in full force and effect until such time as Apothecon may elect to terminate it by a writing delivered to GJT and to Genta Jago LLC by a duly authorized officer of Apothecon, or until the termination of the * Marketing and Development Agreement, whichever occurs first.

       7. Any consent, notice or report required or permitted to be given or made hereunder by one party to the other party shall be in English and in writing, delivered personally or by registered mail, return receipt requested, addressed to the other party at its address indicated below or to such other address as the addressee shall have last furnished in writing to the addressor (with a copy addressed as well to the attention of its "Legal Counsel") and shall be effective upon receipt by the addressee.

      8. Each party represents and warrants to the other parties hereto the following:

       a) Existence and Power. It (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; (ii) has the requisite power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted; and (iii) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not have a material adverse effect on the properties, business, financial or other condition of it and would not materially adversely affect its ability to perform its obligations under this Agreement.


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                                       -3-

       b) Authorization and Enforcement of Obligations. It (i) has the requisite power and authority and the legal right to enter into the Agreement and to perform its obligations hereunder; and (ii) has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on its behalf, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with its terms.

       c) No Consents. All necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by it in connection with the execution and performance of this Agreement have been obtained.

       d) No Conflict. The execution and delivery of this Agreement on its behalf and the performance of its obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations applicable to it, and (b) do not conflict or are inconsistent with, or constitute a default under, any contractual or fiduciary obligation or covenant of it.

       9. This Genta Jago LLC Waiver and Consent Agreement shall inure to the benefit of, and be binding upon each party hereto, and its respective successors, permitted assigns and legal representatives. Any party may also assign its rights and obligations under this Agreement without the consent of the other parties in connection with a merger, consolidation, or the sale of all or substantially all of its assets to an Affiliate agreeing to be bound by same, or may otherwise assign its rights or obligations under this Agreement only with the prior written consent of the other parties hereto. This Agreement shall survive any merger, consolidation or similar reorganization of either party with or into another party and no consent for a merger, consolidation or similar reorganization shall be required hereunder. Any assignment not in accordance with this Agreement shall be void.

       10. This Genta Jago LLC Waiver and Consent Agreement, together with all other documents referred to herein, constitute the total and complete agreement of the parties and supersede all prior understandings and agreements hereto made, and there are no other representations, understandings or agreements relating to the subject matter hereof that are not set forth herein on which a party has relied. All terms and conditions of the GEOMATRIX Research and Development Agreement, to the extent not changed or supplemented by this Genta Jago LLC Waiver and Consent Agreement, remain in full force and effect.

       11. This Genta Jago LLC Waiver and Consent Agreement shall be governed by and construed in accordance with the laws of Switzerland, without reference to the conflicts of law principles thereof.

       12. No provision of this Genta Jago LLC Waiver and Consent Agreement, or the benefit thereof may be waived, altered, amended or repealed in whole or in part except by the written consent of all of the parties hereto, and no such waiver or changed shall extend beyond the circumstances for which it is granted. Except as specifically provided for herein, the waiver from time to time by a party of any of its rights or its failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such party's rights or remedies hereunder.

       13. If any term, covenant or condition of this Genta Jago LLC Waiver and Consent Agreement or the application thereof to any party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (1) the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (2) the parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the parties that the basic purposes of this Agreement are to be effectuated.

       14. Any dispute, claim or controversy between the parties relating to, arising out of or in any way connected with this Genta Jago LLC Waiver and Consent Agreement or any term or condition hereof, or the performance by a party of its obligations hereunder, whether before or after termination of this Agreement, shall be finally resolved by binding arbitration. Whenever a party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other parties. Any arbitration hereunder shall be conducted under the Rules of Conciliation and Arbitration of the International Chamber of Commerce. Any such arbitration shall be conducted in the English language by a panel of three (3) arbitrators appointed in accordance with such rules, and shall be held in Paris, France. The arbitrators shall have the authority to grant specific performance, and to allocate between the parties the cost of arbitration in such equitable manner as they determine. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award so rendered and an order of enforcement, as the case may be. Whether a claim, dispute or other matter in question would be barred by the applicable statute of limitations, which also shall apply to any arbitration under this Section 14, shall be determined by binding arbitration pursuant to this Section 14.

       15. It is expressly agreed that the parties are independent contractors with each other under this Agreement and that the relationship between the two parties shall not constitute a partnership, joint venture or agency. No party shall have the authority to make any statements, representations or commitments of any kind, or to take any action which shall be binding on any other party, without the prior consent of the other party to do so.

       16. This Genta Jago LLC Waiver and Consent Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
It shall not be strictly construed against any party hereto.

       IN WITNESS WHEREOF, the parties below have duly executed this Genta Jago LLC Waiver and Consent Agreement through their respective duly authorized representatives as of the date first set forth above.

                                                 GENTA JAGO DELAWARE, L.L.C.


                                                 By:   /s/ Thomas H. Adams
                                                      --------------------
                                                          Thomas H. Adams, Ph.D.
                                                          Managing Director


                                                 By:   /s/ Jacques Gonella
                                                      --------------------
                                                          Dr. Jacques Gonella
                                                          Managing Director

We accept and agree to the foregoing, and acknowledge same by executing this Genta Jago LLC Waiver and Consent Agreement through our duly authorized representatives:

GENTA JAGO TECHNOLOGIES BV                  JAGO PHARMA AG


By     /s/ Thomas H. Adams                  By:   /s/ Jacques Gonella
       -------------------                        -------------------
       Thomas H. Adams, Ph.D.                     Dr. Jacques Gonella
       Managing Director                          President


By     /s/ Jacques Gonella
       -------------------
       Dr. Jacques Gonella
       Managing Director


GENTA INCORPORATED                          APOTHECON, INC.


By     /s/ Thomas H. Adams                  By:   /s/ Lee Burg
       -------------------                        ------------
       Thomas H. Adams, Ph.D.                     Lee Burg
       Chairman and Chief Executive Officer       President

                                 EXHIBIT 3.6(II)

                               GENTA INCORPORATED
                           3550 GENERAL ATOMICS COURT
                             SAN DIEGO, CA 92121 USA


                                                               February 28, 1996


Apothecon, Inc.
777 Scudders Mill Road
Plainsboro, New Jersey
USA
       ATTN: President

Jago Pharma AG
Eptingerstrasse 51
CH-4132 Muttenz
SWITZERLAND
       ATTN: President

Genta Jago Technologies B.V.
Grundstrasse 12
6343 Rotkreuz
SWITZERLAND
       ATTN: Executive Committee

Genta Jago Delaware, L.L.C.
3550 General Atomics Court
San Diego, CA 92121
USA
       ATTN: President

              Re:  WAIVER AND CONSENT

Gentlemen:

       Reference is hereby made to:

       i) An Agreement dated the date hereof by and between Apothecon, Inc., a Delaware corporation, and Genta Jago Technologies BV ("GJT"), a Dutch company, regarding the development of *, using certain proprietary sustained release technology licensed to GJT by Jagotec AG (said agreement, as it may be supplemented, changed or extended from time to time hereafter, is referred to as the "* Development Agreement"). Each of you acknowledges receipt of a copy of said agreement; and

       ii) An Agreement dated the date hereof by and between Apothecon and Genta Jago Technologies BV ("GJT'), a Dutch company, regarding the grant of certain license rights to Apothecon to make, have made, use and sell * under certain Patent Rights and Know- How licensed to GJT pertaining to certain proprietary sustained release technology licensed to GJT by Jagotec AG (said agreement, as it may be


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                                       -1-
              supplemented, changed or extended from time to time hereafter, is referred to as the "* License Agreement"). Each of you acknowledges receipt of a copy of said agreement. The * License Agreement and the * Development Agreement are referred to herein as the "* Agreements."; and

       iii) The Restated GEOMATRIX Research and Development Agreement dated as of May 12, 1995 by and among GJT, Jago Pharma AG, as Swiss corporation, Genta Incorporated ("Genta"), a Delaware corporation, and Genta Jago Delaware, L.L.C. ("Genta Jago LLC"), a Delaware limited liability company (the "GEOMATRIX Research and Development Agreement".

       iv)    The GEOMATRIX License Agreement;

       v)     The GEOMATRIX Manufacturing License Agreement; and

       vi)    The GEOMATRIX Supply Agreement.

       All capitalized terms not expressly defined in this Waiver and Consent agreement ("the "Genta Waiver and Consent Agreement") have the meaning ascribed to such term in the * License Agreement.

         Jagotec AG and Genta are each 50% owners of the equity and income interests of GJT. Jagotec and Jago Pharma AG are Affiliates of one another, of GJT, and of Jago Holding AG, a Swiss corporation. Genta and GPM Generic Pharmaceuticals Manufacturing, Inc. (the latter entity being an affiliate of Jagotec AG) are each a 50% owner of the equity and income interests of Genta Jago LLC. Genta acknowledges, and each of the parties signing below hereby acknowledges, that it expects to derive, directly or indirectly, substantial economic benefit as a result of the execution, delivery and performance of the * License Agreement, the * Development Agreement, and of the GEOMATRIX Agreements. Therefore, in order to induce Apothecon to execute, deliver and perform the * Agreements, to make the payments required of Apothecon thereunder, and to accept GJT's promises to discharge its obligations thereunder and otherwise, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Genta Incorporated hereby represents, warrants, agrees, and covenants to and with Apothecon, and each other party signing below hereby represents, warrants, agrees and concurs, as follows:

     1. Notwithstanding any provision in the GEOMATRIX Research and Development Agreement to the contrary:


              a. All applications filed by Genta pursuant to its obligations under the GEOMATRIX Research and Development Agreement as are necessary or useful for the Registration of the Product shall be filed in the name of, and be owned by, Apothecon, and not GJT.

              b. All data and results pertaining to the Product generated by Genta under the Research and Development Agreement shall be owned solely by Apothecon. Concurrently with the execution and delivery of this Genta Waiver and Consent Agreement, Genta will turn over to Apothecon all data and results developed heretofore by or for it pertaining to the Product. Genta will thereafter report in writing such data and results developed by or for it not less frequently than quarterly to Apothecon and GJT (and monthly if requested by either party), and will immediately transmit all such data to Apothecon by magnetic media or such other method as Apothecon shall request.

              c. In the event that the GEOMATRIX Research and Development Agreement should terminate, for whatever reason and however effected, and/or in the event that GJT commences proceedings to dissolve, liquidate or wind up its affairs, then, in addition to any remedies available to Apothecon under the * Development and Marketing Agreement at law or in equity, Genta shall, at Apothecon's request, enter into an agreement with Apothecon for the development and registration of the Product on terms and conditions that, to the maximum practicable extent, require Genta to perform the same obligations and observe the same terms and conditions as apply to it under the GEOMATRIX Research and Development Agreement (without regard to Jago Phanna's and Genta Jago LLC's duties or responsibilities thereunder), and with Apothecon having the


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                                       -2-
          rights that GJT otherwise had under such GEOMATRIX Research and Development Agreement and with APOTHECON assuming GJT's obligations under such GEOMATRIX Research and Development Agreement to the extent such obligations do not conflict with or are in addition to the obligations that Apothecon has under the * Development and Marketing Agreement. In such event Apothecon shall be entitled to grant to Genta a * under the Patent Rights and Knowhow solely to conduct the Research and Development (as such term is defined in the GEOMATRIX Research and Development Agreement) that Genta is obligated to conduct under the GEOMATRIX Research and Development Agreement, and any payments for services performed thereafter by Genta with respect to the development of the Product shall be made directly by APOTHECON to Genta.

       2. Genta shall submit to Apothecon, concurrently with its submission to GJT, a copy of (i) all reports, statements, invoices, Product Workplans, and budgets submitted by Genta to GJT or to the Steering Committee relating to the Product, (ii) a copy of all reports relating to the Product submitted to GJT under section 5.4 of the GEOMATRIX Research and Development Agreement, and (iii) a copy of all submissions to, and all responses and approvals obtained from, a regulatory authority relating to the Product. Genta shall promptly inform Apothecon of any default by GJT under the GEOMATRIX Research and Development Agreement. Following any such default, Apothecon shall have the right, but shall not be under any obligation of any nature whatsoever, expressly or impliedly, to
(i) cure any such default, and/or (ii) pay Genta directly thereafter for all services performed by it under the GEOMATRIX Research and Development Agreement that pertain to the Product and deduct and offset same from any monies payable thereafter by Apothecon to GJT.

       3. Apothecon shall have the right to exercise the same audit rights as GJT may exercise under section 4.6 of the GEOMATRIX Research and Development Agreement, to the extent relating to the Product only.

     4. Genta shall defend, indemnify and hold Apothecon, Inc. harmless from and against any and all losses, liabilities, damages and expenses (including reasonable attorneys' fees and costs) that Apothecon suffers as a result of any claim, demand, action or other proceeding by any Third Party arising from or relating to the *, its directors, officers, employees, consultants or agents in performing its obligations under the GEOMATRIX Research and Development Agreement, except to the extent such losses, liabilities, damages and expenses arise from the *, or their respective directors, officers, general partners, employees, consultants, or agents (other than *). Apothecon, as an Indemnitee, agrees to adhere to and be bound by the terms of section 9.5 of the GEOMATRIX Research and Development Agreement, as though such terms were fully set forth herein (and with "Article 9" replaced by "Article 4 hereof").

        5. To the extent any provisions of the * Agreements or of any of the GEOMATRIX Agreements conflict in any way with the terms of this Genta Waiver and Consent Agreement, the terms of this agreement shall control.

        6. This Waiver and Consent shall be effective immediately and shall continue in full force and effect until such time as Apothecon may elect to terminate it by a writing delivered to GJT and to Genta by a duly authorized officer of Apothecon, or until the termination of the * Marketing and Development Agreement, whichever occurs first.

       7. Any consent, notice or report required or permitted to be given or made hereunder by one party to the other party shall be in English and in writing, delivered personally or by registered mail, return receipt requested, addressed to the other party at its address indicated below or to such other address as the addressee shall have last furnished in writing to the addressor (with a copy addressed as well to the attention of its "Legal Counsel") and shall be effective upon receipt by the addressee.

      8. Each party represents and warrants to the other parties hereto the following:

              a) Existence and Power. It (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; (ii) has the requisite power and authority and the legal right to own


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                                       -3-
                     and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted; and (iii) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not have a material adverse effect on the properties, business, financial or other condition of it and would not materially adversely affect its ability to perform its obligations under this Agreement.

              b) Authorization and Enforcement of Obligations. It (i) has the requisite power and authority and the legal right to enter into the Agreement and to perform its obligations hereunder; and (ii) has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on its behalf, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with its terms.

              c) No Consents. All necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by it in connection with the execution and performance of this Agreement have been obtained.

              d) No Conflict. The execution and delivery of this Agreement on its behalf and the performance of its obligations hereunder
                    (a) do not conflict with or violate any requirement of applicable laws or regulations applicable to it, and (b) do not conflict or are inconsistent with, or constitute a default under, any contractual or fiduciary obligation or covenant of it.

       9. This Genta Waiver and Consent Agreement shall inure to the benefit of, and be binding upon each party hereto, and its respective successors, permitted assigns and legal representatives. Any party may also assign its rights and obligations under this Agreement without the consent of the other parties in connection with a merger, consolidation or the sale of all or substantially all of its assets to an Affiliate agreeing to be bound by same, or may otherwise assign its rights or obligations under this Agreement only with the prior written consent of the other parties hereto. This Agreement shall survive any merger, consolidation or similar reorganization of either party with or into another party and no consent for a merger, consolidation or similar reorganization shall be required hereunder. Any assignment not in accordance with this Agreement shall be void.

       10. This Genta Waiver and Consent Agreement, together with all of the documents referred to herein, constitute the total and complete agreement of the parties and supersede all prior understandings and agreements hereto made, and there are no other representations, understandings or agreements relating to the subject matter hereof that are not set forth herein on which a party has relied. All other terms and conditions of the GEOMATRIX Research and Development Agreement, to the extent not changed or supplemented by this Genta Waiver and Consent Agreement, remain in full force and effect.

       11. This Genta Waiver and Consent Agreement shall be governed by and construed in accordance with the laws of Switzerland, without reference to the conflicts of law principles thereof.

       12. No provision of this Genta Waiver and Consent Agreement, or the benefit thereof may be waived, altered, amended or repealed in whole or in part except by the written consent of all of the parties hereto, and no such waiver or changed shall extend beyond the circumstances for which it is granted. Except as specifically provided for herein, the waiver from time to time by a party of any of its rights or its failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such party's rights or remedies hereunder.

       13. If any term, covenant or condition of this Genta Waiver and Consent Agreement or the application thereof to any party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (1) the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (2) the parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the parties that the basic purposes of this Agreement are to be effectuated.

       14. Any dispute, claim or controversy between the parties relating to, arising out of or in any way connected with this Genta Waiver and Consent Agreement or any term or condition hereof, or the performance by a party of its obligations hereunder, whether before or after termination of this Agreement, shall be finally resolved by binding arbitration. Whenever a party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other parties. Any arbitration hereunder shall be conducted under the Rules of Conciliation and Arbitration of the International Chamber of Commerce. Any such arbitration shall be conducted in the English language by a panel of three (3) arbitrators appointed in accordance with such rules, and shall be held in Paris, France. The arbitrators shall have the authority to grant specific performance, and to allocate between the parties the cost of arbitration in such equitable manner as they determine. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award so rendered and an order of enforcement, as the case may be. Whether a claim, dispute or other matter in question would be barred by the applicable statute of limitations, which also shall apply to any arbitration under this Section 14, shall be determined by binding arbitration pursuant to this Section 14.

       15. It is expressly agreed that the parties are independent contractors with one another under this Agreement and that the relationship between the two parties shall not constitute a partnership, joint venture or agency. No party shall have the authority to make any statements, representations or commitments of any kind, or to take any action which shall be binding on any other party, without the prior consent of the other party to do so.

       16. This Genta Waiver and Consent Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall not be strictly construed against any party hereto.

      IN WITNESS WHEREOF, the parties below have duly executed this Genta Waiver and Consent Agreement through their respective duly authorized representatives as of the date first set forth above.

                                  GENTA INCORPORATED


                                  By:   /s/ Thomas H. Adams
                                        -------------------
                                        Thomas H. Adams, Ph.D.
                                        Chairman and Chief Executive Officer

We accept and agree to the foregoing, and acknowledge same by executing this Genta Waiver and Consent Agreement through our duly authorized representatives:

GENTA JAGO TECHNOLOGIES BV              JAGO PHARMA AG


By     /s/ Thomas H. Adams              By:   /s/ Jacques Gonella
       -------------------                    -------------------
       Thomas H. Adams, Ph.D.                     Dr. Jacques Gonella
       Managing Director                          President


By     /s/ Jacques Gonella
       -------------------
       Dr. Jacques Gonella
       Managing Director



GENTA JAGO DELAWARE, L.L.C.


By     /s/ Thomas H. Adams
       -------------------
       Thomas H. Adams, Ph.D.
       Managing Director


By     /s/ Jacques Gonella
       -------------------
       Dr. Jacques Gonella
       Managing Director

APOTHECON, INC.


By     /s/ Lee Burg
       ------------
       Lee Burg
       President

                                EXHIBIT 3.6(III)

                                 JAGO PHARMA AG
                               EPTINGERSTRASSE 51
                                 CH-4132 MUFFENZ
                                   SWITZERLAND


                                                               February 28, 1996


Apothecon, Inc.
777 Scudders Mill Road
Plainsboro, New Jersey
USA
       ATTN: President

Genta Jago Technologies B.V., Swiss Branch
Grundstrasse 12
6343 Rotkreuz
SWITZERLAND
       ATTN: Executive Management Committee

Genta Jago Delaware, L. L - C
3550 General Atomics Court
San Diego, CA 92121
USA
       ATTN: President

Genta Incorporated
3550 General Atomics Court
San Diego, CA 92121
USA
       ATTN: President

              Re:   WAIVER AND CONSENT

Gentlemen:

       Reference is hereby made to:

       i) An Agreement dated the date hereof by and between Apothecon, Inc., a Delaware corporation, and Genta Jago Technologies BV ("GJT"), a Dutch company, regarding the development of *, using certain proprietary sustained release technology licensed to GJT by Jagotec AG (said agreement, as it may be supplemented, changed or extended from time to time hereafter, is referred to as the "* Development Agreement"). Each of you acknowledges receipt of a copy of said agreement; and

       ii) An Agreement dated the date hereof by and between Apothecon and Genta Jago Technologies BV ("GJT"), a Dutch company, regarding the grant of certain license rights to Apothecon to make, have made, use and sell * under certain Patent Rights and Know- How licensed to GJT pertaining to certain proprietary sustained release technology licensed to GJT by Jagotec AG (said agreement, as it may be


------------------
* Confidential treatment requested. The redacted material has been separately filed with the Commission.

              supplemented, changed or extended from time to time hereafter, is referred to as the "* License Agreement"). Each of you acknowledges receipt of a copy of said agreement. The * License Agreement and the * Development Agreement are referred to herein as the "* Agreements"; and

       iii) The Restated GEOMATRIX Research and Development Agreement dated as of May 12, 1995 by and among GJT, Jago Pharma AG, as Swiss corporation, Genta Incorporated ("Genta"), a Delaware corporation, and Genta Jago Delaware, L.L.C. ("Genta Jago LLC), a Delaware limited liability company (the "GEOMATRIX Research and Development Agreement".

    All capitalized terms not expressly defined in this Waiver and Consent agreement ("the "Jago Pharma Waiver and Consent Agreement") have the meaning ascribed to such term in the * License Agreement.

    Jagotec AG and Genta are each 50% owners of the equity and income interests of GJT. Jagotec and Jago Pharma AG are Affiliates of one another, of GJT, and of Jago Holding AG, a Swiss corporation. Genta and GPM Generic Pharmaceuticals Manufacturing Inc. (the latter entity being an Affiliate of Jagotec AG) are each a 50% owner of the equity and income interests of Genta Jago LLC. Jago Pharma AG acknowledges, and each of the parties signing below hereby acknowledges, that it expects to derive substantial economic benefit, directly or indirectly, as a result of the execution, delivery and performance of the * License Agreement, the * Development Agreement, and of the GEOMATRIX Agreements. Therefore, in order to induce Apothecon to execute, deliver and perform the * Agreements, to make the payments required of Apothecon thereunder, and to accept GJT's promises to discharge its obligations thereunder and otherwise, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Jago Pharma AG hereby represents, warrants, agrees, and covenants to and with Apothecon, and each other party signing below hereby represents, warrants, agrees and concurs, as follows:

    1.  (a)   Notwithstanding  any  provision  in  the  GEOMATRIX  Research  and
Development Agreement to the contrary:

       i. All applications filed by Jago Pharma AG pursuant to its obligations under the GEOMATRIX Research and Development Agreement as are necessary or useful for the Registration of the Product shall be filed in the name of, and be owned by, Apothecon, and not GJT.

       ii. All data and results pertaining to the Product generated by Jago Pharma AG under the Research and Development Agreement shall be owned solely by Apothecon. Concurrently with the execution and delivery of this Jago Pharma Waiver and Consent Agreement, Jago Pharma will turn over to Apothecon all data and results heretofore developed by or for it pertaining to the Product. Jago Pharrna AG will thereafter report in writing such data and results developed by or for it not less frequently than quarterly to Apothecon and GJT (and monthly if requested by either party), and will immediately transmit all such data to Apothecon by magnetic media or such other method as Apothecon shall request.

          iii. In the event that the GEOMATRIX Research and Development Agreement should terminate, for whatever reason and however effected, then, in addition to any remedies available to APOTHECON under the * Development and Marketing Agreement at law or in equity, Jago Pharma AG shall, at Apothecon's election and request, enter into an agreement with Apothecon for the development and registration of the Product on terms and conditions that, to the maximum practicable extent, require Jago Pharma AG to perform the same obligations and observe the same terms and conditions as apply to it under the GEOMATRIX Research and Development Agreement (without regard to Genta and Genta Jago LLC's duties or responsibilities thereunder), and with Apothecon having the rights that GJT otherwise had under such GEOMATRIX Research and Development Agreement and with APOTHECON assuming GJT's obligations under such GEOMATRIX Research and Development Agreement to the extent such obligations do not conflict with or are in addition to the obligations that Apothecon has under the * Development and Marketing Agreement. In such event Apothecon shall be entitled to grant to Jago Pharma AG a * under the Patent Rights and Knowhow solely to conduct the Research and Development (as such term is defined in the GEOMATRIX


------------------
* Confidential treatment requested. The redacted material has been separately filed with the Commission.

       Research and Development Agreement) that Jago Pharma AG is obligated to conduct under the GEOMATRIX Research and Development Agreement, and any payments for services performed thereafter by Jago Pharma AG with respect to the development of the Product shall be made directly by APOTHECON to Jago Pharma AG.

              (b) If GJT breaches the * Development and Marketing Agreement with respect to the development of the Product in a manner that entitles APOTHECON to terminate same pursuant to section 11.2.2.1 or 11. 2.2.2 thereof, or makes an untrue statement that entitles APOTHECON to terminate same pursuant to section 11.2.4.1 thereof, and/or in the event that GJT commences proceedings to dissolve, liquidate or wind up its affairs, then, in addition to any remedies available to it under said * Development and Marketing Agreement or available to it at law or in equity, APOTHECON may elect (by delivering a writing to GJT and Jago Pharma AG of APOTHECON's intent to exercise its option), for Jago Pharma AG to, and Jago Pharma AG agrees that it will, promptly enter into an agreement with APOTHECON under which: (i) Jago Pharma will, to the extent it has the right to do so, ensure that all licenses, sublicenses and other rights and privileges granted by GJT under the * Development and Marketing Agreement shall continue without change, and (ii) Jago Pharma will assume all rights and obligations of GJT under articles 3, 4, 5, 6, 11.4.5, 12, 14, 15.1, and 15.2 of the Development and Marketing Agreement and will promptly cure any defaults of GJT under said articles, any payments to be made thereafter by APOTHECON under said articles shall thereafter be paid to Jago Phanna, and APOTHECON shall continue to enjoy all rights and privileges granted under said articles.

    2. Jago Pharma shall submit to Apothecon, concurrently with its submission to GJT, a copy of (i) all reports, statements, invoices, Product Workplans, and budgets submitted by Jago Pharma AG to GJT or to the Steering Committee relating to the Product, (ii) a copy of all reports relating to the Product submitted to GJT under section 5.4 of the GEOMATRIX Research and Development Agreement, and
(iii) a copy of all submissions to, and all responses and approvals obtained from, a regulatory authority relating to the Product. Jago Pharma AG shall promptly inform Apothecon of any default by GJT under the GEOMATRIX Research and Development Agreement. Following any such default, Apothecon shall have the right, but shall not be under any obligation of any nature whatsoever, expressly or impliedly, to (i) cure any such default, and/or (ii) pay Jago Pharma AG directly thereafter for all services performed by it under the GEOMATRIX Research and Development Agreement that pertain to the Product and deduct and offset same from any monies payable thereafter by Apothecon to GJT.

    3. Apothecon shall have the right to exercise the same audit rights as GJT may exercise under section 4.6 of the GEOMATRIX Research and Development Agreement, to the extent relating to the Product only.

     4. Jago Pharma AG shall defend, indemnify and hold Apothecon, Inc. harmless from and against any and all losses, liabilities, damages and expenses (including reasonable attorneys' fees and costs) that Apothecon suffers as a result of any claim, demand, action or other proceeding by any Third Party arising from or relating to the *, its directors, officers, employees, consultants or agents in performing its obligations under the GEOMATRIX Research and Development Agreement, except to the extent such losses, liabilities, damages and expenses arise from the *, or their respective directors, officers, general partners, employees, consultants, or agents (other than *). Apothecon, as an Indemnitee, agrees to adhere to and be bound by the terms of section 9.5 of the GEOMATRIX Research and Development Agreement, as though such terms were fully set forth herein (and with "Article 9" replaced by "Article 4 hereof").

    5. To the extent any provisions of the * Agreements or of any of the GEOMATRIX Agreements conflict in any way with the terms of this Jago Pharma Waiver and Consent Agreement, the terms of this Agreement shall control.

    6. This Waiver and Consent shall be effective immediately and shall continue in full force and effect until such time as Apothecon may elect to terminate it by a writing delivered to GJT and to Jago Pharma by a duly authorized officer of Apothecon, or until the termination of the * Marketing and Development Agreement, whichever occurs first.


------------------
* Confidential treatment requested. The redacted material has been separately filed with the Commission.

    7. Any consent, notice or report required or permitted to be given or made hereunder by one party to the other party shall be in English and in writing, delivered personally or by registered mail, return receipt requested, addressed to the other party at its address indicated below or to such other address as the addressee shall have last furnished in writing to the addressor (with a copy addressed as well to the attention of its "Legal Counsel") and shall be effective upon receipt by the addressee.

8. Each party represents and warrants to the other parties hereto the following:

              a) Existence and Power. It (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; (ii) has the requisite power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted; and (iii) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not have a material adverse effect on the properties, business, financial or other condition of it and would not materially adversely affect its ability to perform its obligations under this Agreement.

              b) Authorization and Enforcement of Obligations. It (i) has the requisite power and authority and the legal right to enter into the Agreement and to perform its obligations hereunder; and (ii) has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on its behalf, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with its terms.

              c) No Consents. All necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by it in connection with the execution and performance of this Agreement have been obtained.

              d) No Conflict. The execution and delivery of this Agreement on its behalf and the performance of its obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations applicable to it, and (b) do not conflict or are inconsistent with, or constitute a default under, any contractual or fiduciary obligation or covenant of it.

    9. This Jago Pharma Waiver and Consent Agreement shall inure to the benefit of, and be binding upon each party hereto, and its respective successors, permitted assigns and legal representatives. Any party may also assign its rights and obligations under this Agreement without the consent of the other parties in connection with a merger, consolidation, or the sale of all or substantially all of its assets to an Affiliate agreeing to be bound by same, or may otherwise assign its rights or obligations under this Agreement only with the prior written consent of the other parties hereto. This Agreement shall survive any merger, consolidation or similar reorganization of either party with or into another party and no consent for a merger, consolidation or similar reorganization shall be required hereunder. Any assignment not in accordance with this Agreement shall be void.

    10. This Jago Pharma Waiver and Consent Agreement, together with all other documents to the extent referred to herein, constitute the total and complete agreement of the parties and supersede all prior understandings and agreements hereto made, and there are no other representations, understandings or agreements relating to the subject matter hereof that are not set forth herein on which a party has relied. All terms and conditions of the GEOMATRIX Research and Development Agreement, to the extent not changed or supplemented by this Jago Pharma Waiver and Consent Agreement, remain in full force and effect.

    11. This Jago Pharma Waiver and Consent Agreement shall be governed by and construed in accordance with the laws of Switzerland, without reference to the conflicts of law principles thereof.

    12. No provision of this Jago Pharma Waiver and Consent Agreement, or the benefit thereof may be waived, altered, amended or repealed in whole or in part except by the written consent of all of the parties hereto, and no such waiver or changed shall extend beyond the circumstances for which it is granted. Except as specifically provided for herein, the waiver from time to time by a party of any of its rights or its failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such party's rights or remedies hereunder.

    13. If any term, covenant or condition of this Jago Pharma Waiver and Consent Agreement or the application thereof to any party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (1) the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (2) the parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the parties that the basic purposes of this Agreement are to be effectuated.

    14. Any dispute, claim or controversy between the parties relating to, arising out of or in any way connected with this Jago Pharma Waiver and Consent Agreement or any term or condition hereof, or the performance by a party of its obligations hereunder, whether before or after termination of this Agreement, shall be finally resolved by binding arbitration. Whenever a party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other parties. Any arbitration hereunder shall be conducted under the Rules of Conciliation and Arbitration of the International Chamber of Commerce. Any such arbitration shall be conducted in the English language by a panel of three (3) arbitrators appointed in accordance with such rules, and shall be held in Paris, France. The arbitrators shall have the authority to grant specific performance, and to allocate between the parties the cost of arbitration in such equitable manner as they determine. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award so rendered and an order of enforcement, as the case may be. Whether a claim, dispute or other matter in question would be barred by the applicable statute of limitations, which also shall apply to any arbitration under this Section 14, shall be deter-mined by binding arbitration pursuant to this Section 14.

    15. It is expressly agreed that the parties are independent contractors with each other under this Agreement and that the relationship between the parties shall not constitute a partnership, joint venture or agency. No party shall have the authority to make any statements, representations or commitments of any kind, or to take any action which shall be binding on any other party, without the prior consent of the other party to do so.

    16. This Jago Pharma Waiver and Consent Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall not be strictly construed against any party hereto.

       IN WITNESS WHEREOF, the parties below have duly executed this Jago Pharma
Waiver  and  Consent   Agreement   through  their   respective  duly  authorized
representatives as of the date first set forth above.

                                                 JAGO PHARMA AG


                                                 By   /s/ Jacques Gonella
                                                      -------------------
                                                          Dr. Jacques Gonella
                                                          President


We accept and agree to the  foregoing,  and  acknowledge  same by executing this
Jago  Pharma  Waiver  and  Consent   Agreement   through  our  duly   authorized
representatives:

GENTA JAGO TECHNOLOGIES BV

By:    /s/ Thomas H. Adams
       -------------------
       Thomas H. Adams, Ph.D.
       Managing Director

By:    /s/ Jacques Gonella
       -------------------
       Dr. Jacques Gonella
       Managing Director


GENTA INCORPORATED

By:    /s/ Thomas H. Adams
       -------------------
       Thomas H. Adams, Ph.D.
       Chairman and Chief Executive Officer

GENTA JAGO DELAWARE, L.L.C.


By:    /s/ Thomas H. Adams
       -------------------
       Thomas H. Adams, Ph.D.
       Managing Director


By:    /s/ Jacques Gonella
       -------------------
       Dr. Jacques Gonella
       Managing Director

APOTHECON, INC.


By:    /s/ Lee Burg
       ------------
       Lee Burg
       President

                                 EXHIBIT 3.6(IV)

                                   JAGOTEC AG
                                  SEESTRASSE 47
                         CH-6052 HERGISWIL, SWITZERLAND


                                                               February 28, 1996


Apothecon, Inc.
777 Scudder Mills Road
Princeton, New Jersey 08536
USA
Attn.: President

Genta Jago Technologies BV
Grundstrasse 12
6343 Rotkreuz
SWITZERLAND

      Re:   WAIVER AND CONSENT

Gentlemen:

      Reference is hereby made to:

      i) An Agreement dated the date hereof by and between Apothecon, Inc., a Delaware corporation, and Genta Jago Technologies BV ("GJT"), a Dutch company, regarding the development and marketing of *, using certain proprietary sustained release technology licensed to GJT by Jagotec AG (said agreement, as it may be supplemented, changed or extended from time to time hereafter, is referred to as the "* Development and Marketing Agreement"). You acknowledge receipt of a copy of said agreement; and

      ii) An Agreement dated the date hereof by and between Apothecon and Genta Jago Technologies BV ("GJT"), a Dutch company, regarding the grant of certain license rights to Apothecon to make, have made, use and sell * under certain Patent Rights and Know- How licensed to GJT pertaining to certain proprietary sustained release technology licensed to GJT by Jagotec AG (said agreement, as it may be supplemented, changed or extended from time to time hereafter, is referred to as the "* License Agreement"). You acknowledge receipt of a copy of said agreement. The * License Agreement and the * Development and Marketing Agreement are referred to herein as the "* Agreements.";

       All capitalized terms not expressly defined in this Waiver and Consent agreement ("the "Jagotec Waiver and Consent Agreement") have the meaning ascribed to such term in the * License Agreement.

       Jagotec AG ("Jagotec"), a Swiss corporation, is party to a Restated GEOMATRIX License Agreement between Jagotec and GJT dated May 12, 1995 (said agreement, as it may be supplemented, changed or extended from time to time, is referred to herein as the "License Agreement") and to a Restated GEOMATRIX Manufacturing License Agreement between Jagotec and GJT dated May 12, 1995 (said agreement, as it may be supplemented, changed or extended from time to time, is referred to herein as the "Manufacturing License Agreement").


------------------
* Confidential treatment requested. The redacted material has been separately filed with the Commission.

      Jagotec is a 50% owner of the equity and income interests of GJT. Jagotec is an Affiliate of GJT and of Jago Holding AG, a Swiss corporation. Accordingly, the undersigned expects to derive, directly or indirectly, substantial economic benefit as a result of the execution, delivery and performance of the * Agreements. Therefore, in order to induce Apothecon to execute, deliver and perform the * Agreements, to make the payments required of Apothecon thereunder, and to accept GJT's promises to discharge its obligations thereunder and otherwise, Jagotec hereby represents, warrants, agrees, and covenants to and with GJT and Apothecon as follows:

      1. Jagotec agrees that any license rights, sublicense rights and other rights granted or extended by GJT to Apothecon under the * Agreements are not subject to the terms and conditions of the License Agreement and the Manufacturing License Agreement and waives any rights Jagotec may have with respect to the enforcement of same against Apothecon. Jagotec further agrees that Apothecon, to the extent it is a subcontractee or sublicensee of GJT's rights and obligations under the License Agreement and the Manufacturing Agreement, shall not be bound by any and all obligations and undertakings of GJT under either of said Agreements, and waives any rights Jagotec may have with respect to the enforcement of same against Apothecon.

      2. (a) Jagotec agrees that, in the event of an event that the License Agreement and/or the Manufacturing License Agreement is or are terminated, for whatever reason and whether by action taken by Jagotec, GJT or both, and notwithstanding any provision (including without limitation section 11.4) to the contrary in the License Agreement and in the Manufacturing Agreement, all licenses, sublicenses and other rights and privileges granted or extended to Apothecon under the * Agreements shall continue and remain in full force and effect in accordance with their terms, without further action or election on the part of Apothecon, and Jagotec shall be deemed simultaneously to have assumed the rights and obligations of GJT under the * Agreements and will promptly cure all defaults of GJT thereunder.

              (b) If GJT breaches the * License Agreement in a manner that entitles APOTHECON to terminate same pursuant to section 11.2.2.1 or 11.2.2.2 thereof, or makes an untrue statement that entitles APOTHECON to terminate same pursuant to section 11.2.4.1 thereof, and/or in the event that GJT commences proceedings to dissolve, liquidate or wind up its affairs, then, in addition to any remedies available to it under said Agreement or at law or in equity, APOTHECON may elect (by delivering a writing to GJT and Jagotec of APOTHECON's intent to exercise such option) for Jagotec to, and Jagotec agrees that it will, promptly enter into a new, separate agreement with APOTHECON under which (i) all licenses, sublicenses and other rights and privileges granted by GJT under the * License Agreement shall continue without further action or election on the part of APOTHECON, (ii) Jagotec will assume all rights and obligations of GJT and promptly cure all defaults of GJT thereunder, and (iii) all payments that would otherwise have been made thereafter by APOTHECON under the * License Agreement shall thereafter be paid to Jagotec.

              (c) If GJT  fails to make a payment  when due  under its  Restated
Working Capital Agreement dated as of May 12, 1995 (as amended by a First Amendment thereto dated as of July 11, 1995 and as the same may be amended from time to time hereafter, and including any successor agreement thereto), between GJT and Genta, Incorporated, a Delaware corporation ("Genta"), GJT and/or Jagotec shall promptly inform APOTHECON of same, and APOTHECON may elect (by delivering a writing to GJT and Jagotec of APOTHECON's intent to exercise such option) at any time thereafter to terminate the * License Agreement and for Jagotec to, and Jagotec agrees that it will, promptly enter into a new, separate agreement with APOTHECON under which (i) all licenses, sublicenses and other rights and privileges granted by GJT under the * License Agreement shall continue without further action or election on the part of APOTHECON, and (ii) Jagotec will assume all rights and obligations of GJT and promptly cure all defaults of GJT thereunder; provided, however, that all payments that would otherwise have been made thereafter by APOTHECON under the * License Agreement and otherwise under such new, separate agreement shall thereafter continue to be paid to GJT by APOTHECON, until APOTHECON is duly instructed otherwise in writing by GJT and Jagotec AG.

      3. To the extent any provisions of the * Agreements supplement or conflict with the terms of the GEOMATRIX Agreements, the terms of the * Agreements shall control.


------------------
* Confidential treatment requested. The redacted material has been separately filed with the Commission.

      4. This Jagotec Waiver and Consent Agreement shall inure to the benefit of Apothecon, its successors, assigns and legal representatives, as well as GJT, its successors, assigns and legal representatives, and shall bind the Jagotec and its successors and assigns. This Jagotec Waiver and Consent Agreement sets forth the entire understanding of the GJT, Jagotec and Apothecon with respect to the subject matter hereof, and there are no other promises, representations or understandings, written or oral, not set forth herein.

      5. Each party represents and warrants to the other parties hereto the following:

              a) Existence and Power. It (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; (ii) has the requisite power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted; and (iii) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not have a material adverse effect on the properties, business, financial or other condition of it and would not materially adversely affect its ability to perform its obligations under this Agreement.

              b) Authorization and Enforcement of Obligations. It (i) has the requisite power and authority and the legal right to enter into the Agreement and to perform its obligations hereunder; and (ii) has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on its behalf, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with its terms.

              c) No Consents. All necessary consents, approvals and authorizations of all governmental authorities and other Persons required to be obtained by it in connection with the execution and performance of this Agreement have been obtained.

              d) No Conflict. The execution and delivery of this Agreement on its behalf and the performance of its obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations applicable to it, and (b) do not conflict or are inconsistent with, or constitute a default under, any contractual or fiduciary obligation or covenant of it.

      6. This Jagotec Waiver and Consent Agreement shall be effective immediately and shall continue in full force and effect until such time as Apothecon may elect to terminate it by a writing delivered to GJT and to Jagotec by a duly authorized officer of Apothecon, or until the termination of the * Agreements, whichever occurs first.

      7. Any consent, notice or report required or permitted to be given or made hereunder by one party to the other party shall be in English and in writing, delivered personally or by registered mail, return receipt requested, addressed to the other party at its address indicated below or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

              If to Jagotec:         Jagotec AG
                                     c/o Jago Pharma AG
                                     Eptingerstrasse 51
                                     CH-4132 Muttenz, Switzerland
                                     Attention:  Dr. Jacques Gonella

              with a copy to:        Rinderknecht Glaus & Stadelhofer
                                     Beethovenstrasse 7
                                     Postfach 4451
                                     CH-8002 Zurich, Switzerland
                                     Attention: Dr. Thomas M. Rinderknecht


------------------
* Confidential treatment requested. The redacted material has been separately filed with the Commission.

                    If to GJT:       Genta Jago Technologies BV
                                     Swiss Branch
                                     Grundstrasse 12
                                     6343 Rotkreuz, Switzerland
                                     Attention: Executive Management Committee

                    with copies to:  Genta Incorporated
                                     3550 General Atomics Court
                                     San Diego, CA 92121, U.S.A.
                                     Attention: Thomas H. Adams, Ph.D.

                    and:             Pillsbury Madison & Sutro
                                     235 Montgomery Street, 15th Floor
                                     San Francisco, CA 94104, U.S.A.
                                     Attention: Thomas E. Sparks, Jr., Esq.

              If to
              APOTHECON:   Apothecon, Inc.
                                     777 Scudders Mill Road
                                     Plainsboro, New Jersey 08536 USA
                                     Attention: President

              with a copy to:        Apothecon, Inc.
                                     777 Scudders Mill Road
                                     Plainsboro, New Jersey 08536 USA
                                     Attention: Corporate Legal Counsel

       8. This Jagotec Waiver and Consent Agreement shall be governed by and construed in accordance with the laws of Switzerland, without reference to the conflicts of law principles thereof.

       9. Any dispute, claim or controversy between the parties relating to, arising out of or in any way connected with this Jagotec Waiver and Consent Agreement or any term or condition hereof, or the performance by either party of its obligations hereunder, whether before or after termination of this Jagotec Waiver and Consent Agreement, shall be finally resolved by binding arbitration. Whenever a party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other party. Any arbitration hereunder shall be conducted under the Rules of Conciliation and Arbitration of the International Chamber of Commerce. Any such arbitration shall be conducted in the English language by a panel of three (3) arbitrators appointed in accordance with such rules, and shall be held in Paris, France. The arbitrators shall have the authority to grant specific performance, and to allocate between the parties the cost of arbitration in such equitable manner as they determine. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award so rendered and an order of enforcement, as the case may be. Whether a claim, dispute or other matter in question would be barred by the applicable statute of limitations, which also shall apply to any arbitration under this Section 9, shall be determined by binding arbitration pursuant to this Section 9.

       10. It is expressly agreed that the parties are each independent contractors with one another under this Agreement and that the relationship between the two parties shall not constitute a partnership, joint venture or agency. Neither party shall have the authority to make any statements, representations or commitments of any kind, or to take any action which shall be binding on the other party, without the prior consent of the other party to do so.

       11. The provisions of this Jagotec Waiver and Consent Agreement may not be waived, altered, amended or repealed in whole or in part except by the written consent of all of the parties hereto.

       12. The terms, covenants, conditions and provisions contained herein, together with all other documetts to the extent referred to herein, constitute the total and complete agreement of the parties and supersede all prior understandings and agreements hereto made, and there are no other representations, understandings or agreements relating to the subject matter hereof.

       13. This Jagotec Waiver and Consent Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall not be strictly construed against any party hereto.

       14. This Jagotec Waiver and Consent Agreement shall inure to the benefit of, and be binding upon each party hereto, and its respective successors, permitted assigns and legal representatives. Any party may also assign its rights and obligations under this Agreement without the consent of the other parties in connection with a merger, consolidation, or the sale of all or substantially all of its assets to an Affiliate agreeing to be bound by same, or may otherwise assign its rights or obligations under this Agreement only with the prior written consent of the other parties hereto. This Agreement shall survive any merger, consolidation or similar reorganization of either party with or into another party and no consent for a merger, consolidation or similar reorganization shall be required hereunder. Any assignment not in accordance with this Agreement shall be void.

       15. No provision of this Jagotec Waiver and Consent Agreement, or the benefit thereof may be waived, altered, amended or repealed in whole or in part except by the written consent of all of the parties hereto, and no such waiver or changed shall extend beyond the circumstances for which it is granted. Except as specifically provided for herein, the waiver from time to time by a party of any of its rights or its failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such party's rights or remedies hereunder.

       16. If any term, covenant or condition of this Jagotec Waiver and Consent Agreement or the application thereof to any party or circumstance shall, to any extent, be held to be invalid or unenforceable, then (1) the remainder of this Agreement, or the application of such term, covenant or condition to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law; and (2) the parties hereto covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the parties that the basic purposes of this Agreement are to be effectuated.

       IN WITNESS  WHEREOF,  the parties  below have duly  executed this Jagotec
Waiver  and  Consent   Agreement   through  their   respective  duly  authorized
representatives as of the date first set forth above.

                                                  JAGOTEC AG


                                                  By:   /s/ Jacquest Gonella
                                                        --------------------
                                                           Dr. Jacques Gonella
                                                           President


We accept and agree to the  foregoing,  and  acknowledge  same by executing this
Jagotec   Waiver   and   Consent   Agreement   through   our   duly   authorized
representatives:

GENTA JAGO TECHNOLOGIES BV


By:    /s/ Jacques Gonella
       -------------------
              Dr.Jacques Gonella
              Managing Director


By:    /s/ Thomas H. Adams
       -------------------
              Thomas H. Adams, Ph.D.
              managing Director

APOTHECON, INC.


By:    /s/ Lee Burg
       ------------

Title: VP/GM

Date:

                                  EXHIBIT 4.2
                         INITIAL PRODUCT SPECIFICATIONS
--------------------------------------------------------------------------------


                                       *


------------------
* Confidential treatment requested. The redacted material has been separately filed with the Commission.

                                   EXHIBIT 9.1
                          LIST OF GEOMATRIX TRADEMARKS
-------------------------------------------------------------------------------



Country                                  TM-No.              Issue Date
-------------------------------               ------------             --------
International                           522 445              April 8, 1988
Registration (25 countries)

Canada                                  369 959              May 29, 1990

Switzerland                             360 353              November 11, 1987

United Kingdom (class 1)               1415 927              March 24, 1990

United Kingdom (class 5)               1353 226              August 2, 1995 *)

Greece                                   90 337              August 25, 1955

Japan                                  2578 899              September 30, 1993

New Zealand                             185 989              July 28, 1995

Portugal **)                            303 292              September 12, 1994

Sweden                                  223 455              May 10, 1991

United States                          1562 880              October 31, 1989




*)    renewal date
**)  registration not yet granted